Prospectus Supplement (Sales Report) No. 6 dated September 8, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 350904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
350904	$15,000	$15,000	12.87%	1.00%	September 3, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 350904. Member loan 350904 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Philips	Debt-to-income ratio:	22.18%
Length of employment:	1 year	Location:	Alpharetta, GA

Home town:	Claremont
Current & past employers:	Philips, Cornerstone Media Group, Warranty Cororation of America
Education:	The Art Institute of Atlanta

This borrower member posted the following loan description, which has not been verified:

I am a young, professional working mom looking to consolidate debt into a lower interest rate. Due to my son's health problems, we have collected more debt than I am comfortable with between home improvement, credit card, and medical debts.

A credit bureau reported the following information about this borrower member on June 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,170.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Philips? Also, do you have an emergency and/or retirement fund? Thanks.	Hi Dielbry, I work for Philips Design as a Sr. Information Architect. It's my job to make sure the web sites (internet and intranet) and web applications we design are easy to use. We have a small emergency fund, and I do have a 401K. Thank you!
I would like to invest in your loan but I need you to get your income verified.	Lending Club has verified my income.

Member Payment Dependent Notes Series 381694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
381694	$6,000	$6,000	11.48%	1.00%	September 4, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 381694. Member loan 381694 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	11.16%
Length of employment:	1 year 8 months	Location:	Philadelphia, PA

Home town:	Saigon
Current & past employers:	Johnson & Johnson
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

I was 1 day late on my CITI card and they decided to hike up my APR to 25%! I've paid on time for 5+ years.

A credit bureau reported the following information about this borrower member on March 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,513.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $18,513.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Johnson & Johnson? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Student loans: $20000 Other credit card debt: $12000 at low APR's Monthly expenses: $1800 (rent, cc payments, car insurance, utils) Monthly income: $2600 (verifiable) No car loan Savings: $5000 I'm an Associate Brand Manager for Ch. Tylenol - basically running the day to day business. I was just recently promoted so my income will increase accordingly. That also speaks to the job security.

Member Payment Dependent Notes Series 385769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
385769	$5,075	$5,075	11.48%	1.00%	September 8, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 385769. Member loan 385769 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Macy's	Debt-to-income ratio:	19.68%
Length of employment:	6 months	Location:	LONGMONT, CO

Home town:	Wichita
Current & past employers:	Macy's, First Bank, Intellegent Office
Education:	Front Range Community College

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and always make payments on time.

A credit bureau reported the following information about this borrower member on March 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,058.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 403479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403479	$4,575	$4,575	15.65%	1.00%	September 2, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403479. Member loan 403479 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Western Union Co.	Debt-to-income ratio:	14.31%
Length of employment:	2 years	Location:	Ridgeland, MS

Home town:	Chicago
Current & past employers:	Western Union Co., TCF Bank, Sprint PCS
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I received a couple of letters from my banks indicating that they will increase my interest rates on my credit cards, there was not clear explanation as of why since I have never been late on any of my payments. All I can think of is that I recently refinance my second home in Colorado. In any case, I decided that I will be paying my debt once and for all. I am looking for this loan to eliminate all my credit cards debt and have a set loan where I do not have to worry about interest payments going up and with an interest that does not spell doom.

A credit bureau reported the following information about this borrower member on May 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,586.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your request sounds reasonable. Would you mind answering a few questions for clarification? Your revolving credit balance is quite high at $82,000+. Could you explain how it got that high? Do you continue to use credit cards on a regular basis? Thank you in advance for your answers and good luck with your loan request.	Thank you for your interest. The reason why it is 82,000 is because my second mortgage was originally a line of credit and later became a fixed 2nd, however the lender still reports it as revolving debt even though is now a second mortgage.
I'm interested in helping to fund your loan, but I have a few questions first: This is a $4500 loan to pay off all your credit cards. What is the remaining revolving credit balance consist of ($78,000)? What were the interest rates on your credit cards changing to? What are you current monthly payments on those credit cards? Please give a brief description of what you do at work for Western Union. Can you contact Lending Club to have your income verified? Thank you, and good luck!	Thank you for your interests. The revolving debt issue has to do with the way BOA is reporting my second mortgage. It was originally a line of credit that was changed to a fix option. The Card I am trying to pay has a ridiculous interest of 25% . The minimum payment on the card is about 175 or so, however, I try to send 500 each month. Yet I am unable to see results because of this interest rate.
What accounts for the 82K in revolving credit? Please itemize your monthly expenses. Do you pay more than minimums on cc? How much to savings monthly? Thanks	I kind of answer this question. My second mortgage is about 60 K. My minimum payments on my credit cards are about 400, however, one of the cards is being paid by a family member (120) because she used the account when she was in college, no new purchases are done on that card. I certainly do not have a problem paying twice the minimum payments, but the recent interest hikes have really made me realize that for the past two years I have just thrown my money away. I rather have a installment loan and get it done in less than 36 months.
Could you please take the necessary steps to verify your income. Thank you and best of luck with your loan.	I will be more than happy to do so. But I am lost here. Where do I go to verify my income?
To verify your income, contact Lending Club, they will tell you what you need to do.	I will thanks.

Member Payment Dependent Notes Series 407124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
407124	$7,000	$7,000	8.94%	1.00%	September 4, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 407124. Member loan 407124 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,258 / month
Current employer:	Vindale Research	Debt-to-income ratio:	12.17%
Length of employment:	6 months	Location:	Atlanta, GA

Home town:	Toledo
Current & past employers:	Vindale Research, Department of Treasury, Internal Revenue Service, NCO Financial Systems, Inc
Education:	Western Michigan University, Lions World Services for The Blind

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to pay off my credit card bill in order to avoid continuing to accrue high interest rate on the unpaid balance due.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,103.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,103.) Do you have any other outstanding debts, like a car loan, or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Vindale Research? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have no other outstanding debt in terms of other loans like car or student. I also have no other bills outstanding such as medical. My rough estimate of my total monthly expenses are as follows: rent- $844 Cable, Phone , Internet - $164 Electric Bill- $64 Gas Bill - $30 I am working from home part-time for Vindale Research trying out different products & services/I then fill out surveys based on my evaluations of different services/products/Once Vindale Research gets verification of both my follow up surveys & product evaluations, then they credit my account with them for whatever amount of money the particular survey is worth. I get paid via paypal once my verified balance with Vindale Research is $50 or greater since they only pay in multiples of $50 at one time. Payments with them are processed on the 15th and the last day of each month. I have already used all all of my 401K from my former employer Department of Treasury, Internal Revenue Service. My parents are both retired and are currently on Social Security so they are not able to help me out very much. I have no other emergency fund currently since I have exhausted all of my 401K from my previous employer (Dept of Treasury, Internal Revenue Service). I would be more than happy to verify my income with Lending Club if they were to contact me to request income verification. I am not sure how to verify my income with Vindale Research since it is a Form 1099 Misc job & I am paid via paypal and don't receive any paystubs currently. I hope this answers all of your questions to your satisfaction at the current time. Have a great day.
When I searched Vindale research I got this: http://www.surveypolice.com/vindale-research Would you mind elaborating on how you get paid	I get paid via paypal in multiples of $50 only. That means that once my verified balance is $50 or greater, I can at that point request my payment via my paypal account that I set up. They process their payments on the 15th & the last day of each month. If the 15th or last day of the month happens to fall on a weekend or observed holiday, then they would process my requested payment the next business day. I hope that this answers your question. I would like to wish you a great evening as well.

Member Payment Dependent Notes Series 424104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
424104	$20,000	$20,000	12.18%	1.00%	September 2, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 424104. Member loan 424104 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,100 / month
Current employer:	Sutter Health Support Services	Debt-to-income ratio:	8.95%
Length of employment:	1 year	Location:	El DOrado Hills, CA

Home town:	Sacramento
Current & past employers:	Sutter Health Support Services, Sutter Medical Center of Santa Rosa, MountainView Hospital
Education:	University of California-Davis (UC Davis), University of Southern California (USC), California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I have my son and daughter in college away from home. It is expensive! I would like to consolidate the expenses I have already incurred expenses which are on high rate credit cards and need to have money to pay for the years that remain. A loan at a good rate will make more money available. I pay all my bills on time. I am a pharmacist and my wife is a nurse practitioner. We have good salaries and secure jobs with major health care companies. We are home owners. This money will be very secure.

A credit bureau reported the following information about this borrower member on July 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,340.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Total monthly mortgage (PITI) AND usual living expensea are $ ? Good luck with laon request.	Our PITI is $2800 per month and usual other living expenses around $5,000 per month.
Could you please verify your income with lending club administrators by providing the necessary documentation (pay stub, etc.)?	I would be glad to show pay stubs, but I'm not sure where & how to scan it in. Any ideas??
LarryNB - I believe this is an option somewhere in the website where you email or fax in copies. You may have to do some searching on the site or contact lending club through email to figure out how. Verifying your income will give investors a much greater level of comfort in securing your loan. Thanks!	Thanks. I have discovered how to do this with my employer and provided the information to Lending Club. We should have my wife set today also.
With a 13,000/mo income and a very good credit score, can you please explain why you are seeking funds from the lending club. Aren't there better rates out there via home equity loans, student loans, etc ?	The Lending Club makes more sense. The interest goes to individuals yet I get a reasonable interest rate. It's a great concept.
I am funding part of your loan. I don't know if they teach any financial basics in college nowadays, but when I was young they did not. I found the free info at yodlee.com or mint.com and other free sites to be very educational as far as budgetting and getting control of ones finances. Perhaps you and/or your college kids might benefit from them also. Good luck to you and your family.	I will take a look. Having the second two children in college right after getting the first one out is a challenge, especially when every related college cost going up in California. Thanks!

Member Payment Dependent Notes Series 432185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432185	$10,000	$10,000	8.94%	1.00%	September 4, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432185. Member loan 432185 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Liminal Group	Debt-to-income ratio:	12.76%
Length of employment:	9 months	Location:	BROOKLYN, NY

Home town:	Easton
Current & past employers:	Liminal Group, Distance Learning, Inc.
Education:	Temple University, The New School

This borrower member posted the following loan description, which has not been verified:

I've been pre-approved, for a $9,100 loan by the lending club through lending tree. I'm requesting a 10,000 loan as that would consolidate all my credit card debt so I can pay it off at a better interest rate and during the next three years. My credit history shows a consistent trend of on-time payments and I am requesting this loan so I can pay off my debt in a reasonable timeframe with a reasonable APR. I'm looking forward to putting this stress of my credit card debt behind me.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,041.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,041.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Liminal Group? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using this loan to completely pay off my AMEX card. My only other line of credit is a Banana Republic card with a $75 balance. I have a mortgage totaling approx. $75,000 paid off over thirty years and 2 student loans with an approx. total debt of $90,000 to be paid off in the same duration. My wife and I share monthly expenses which we estimate to be approx. $2,000 per month. I am the director of Media for Liminal Group and oversee the management of all video production and digital asset management. This has been the area of the company that has garnered the most interest from outside consumers and investors and we have been very pleased with the media department's progress. I have a small personal savings account for emergencies and I am willing to verify my income with the Lending Club. The real benefit to this loan as I see it is that it will allow me to save almost $100 per month in payments on my credit card if I wish to pay it off over three years. At the proposed 9% interest rate of the loan my payments would come out to almost $300 per month. Whereas if I continued to pay AMEX directly for the next three years, my payments would be closer to $400 to pay off my debt in the same amount of time.
Can you please talk about how you accrued the credit card debt? Thanks.	The bulk of my credit card debt was gained from my recent wedding. It was used to purchase plane tickets and hotel for my honeymoon. This accounts for a good 80% of the debt. The remaining was from general purchases made in the months prior.

Member Payment Dependent Notes Series 433014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433014	$20,000	$20,000	11.83%	1.00%	September 3, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433014. Member loan 433014 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	CareerBuilder.com	Debt-to-income ratio:	5.66%
Length of employment:	2 years 6 months	Location:	Chicago, IL

Home town:	Minneapolis
Current & past employers:	CareerBuilder.com, Ahmerst H. Wilder Foundation
Education:	University of Minnesota-Twin Cities, Argosy University- Eagan Campus (MN)

This borrower member posted the following loan description, which has not been verified:

I have already been pre-aproved through lending Tree and was approved by you. This loan was pre-approved as as co-loan. My credit score was already checked. Please do not chack it again as it effects my score.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	45
Revolving Credit Balance:	$25,818.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.23.2009 1. Position/brief job description at Career Builder are ? 2. Total monthly rent AND usual living expenses are $ ? Good luck with loan request.	I am a sales executive. I sell to fortune 500 companies. I have been with CareerBuilder.com for 2 years 6 months. I pay $650 for my portion of the rent, and my estimated living expenses are $350.
Could you please provide documentation to LendingClub to prove your income? Please contact LendingClub (contact us link) if you don't know how to do this. It will help ease any concerns about your ability to pay back the loan. Thanks!	What do you want fro documentation? how many pay stubs do you need? last years tax return? and where do I fax thsi too?
Please call (866) 754-4094 for more information on how to do this.	I already faxed payment stubs from Jan 09. -today. I already contacted Lending Club. Thanks
Hi - Will this loan be used to pay down the existing $25K revolving credit balance? Or will this be $20K of new debt? Thanks.	hi, this will be for new debt. wedding expenses.

Member Payment Dependent Notes Series 434456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434456	$3,600	$3,600	11.48%	1.00%	September 2, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434456. Member loan 434456 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	mercedes benz	Debt-to-income ratio:	3.60%
Length of employment:	5 years	Location:	PARAMOUNT, CA

Home town:	Paramount
Current & past employers:	mercedes benz, U.S Marine Corps
Education:	california state university, fullerton

This borrower member posted the following loan description, which has not been verified:

I will use this loan for my senior year of college and will have paid it off completly in one year or less.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,475.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe a bit about your college and work plans? What is it that you are majoring in and what is your current job? What is it that changes in one year that you will be able to pay off the loan? Thank you; Art	I currently attend California state university, fullerton. I am a fifth year senior and will complete my degree by december 15 of this year. I am majoring in business with a concentration in accounting. I work 32 hours for Mercedes Benz as a test driver. I would like to become a certified public accountant(CPA) by 12/2010. My school just like the state of california is in a financial crisis and does not accept visa as of last month so my school fees are to be paid in cash. the loan is for three years but i plan on paying it off in a year.thank you.
08.21.2009 1. Position/brief job description at MB are ? 2. Total monthly mortgage AND usual living expenses are $ ? 3. Remaing obligated military reserve serice is ? Semper Fidelis Master Sergaent USMC Retired Disburing	I test drive prototype cars for Mercedes Benz research and development in North Long Beach, California. I drive different types of MB's in different terrains for safety and development.Ive been working there five years. Total monthly mortgage=$0. My living expenses are my fiance of 5 years and my newborn daughter of 7 weeks.my car is paid for. i served in the Marine corps from 1996-2000 in Camp Lejeune,NC as an anti-tank assaultman (0351). Semper Fi. Sir.
How will you have the loan paid in one year? What is your budget plan?	$300 a month. Im not sure why i coiuldnt change the loan term from 3 years to 1.sorry about that.
08.22.2009 Hi Mike, It's me again. I just funded $250 of your $3,600 requested college education loan. I was East Coast career Marine with customary WestPac tours sandwiched in. Boot camp at MCRD, PISC - AIT at CLNC -Marine Corps Finance Center, KCMO - Force Logistics Command, RVN - HQMC, Arlington, VA - MCDEC Quantico, VA - 3RD FSSG Okinawa, Japan - MCB, CLNC -2ND FSSG CLNC - MCAS Iwakuni, Japan and finally 'Twilight tour" at Camp Elmore, Norfolk, VA. Semper Fi, John Dawson Master Sergeant USMC Retired Disbursing	hoo-rah!!!
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	1) Lending club has my bank account info.im not sure why they have not taken out a dollar for verification.i will contact them. 2)i am current.3) $300 a month. i live with my parents unfortunately while i am finishing school to pursue better options. 4) most of my income have gone to the essentials..school,gas,food....i dont have a savings plan yet as i am investing my money on these important items. 5) no, i dont. yes, i am embarrassed. 6) no. i have no extra income for savings at the moment as my job does not promote which means i dont get raises.

Member Payment Dependent Notes Series 434858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434858	$17,500	$17,500	12.87%	1.00%	September 4, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434858. Member loan 434858 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Clear	Debt-to-income ratio:	14.98%
Length of employment:	1 year 3 months	Location:	LAS VEGAS, NV

Home town:	Eugene
Current & past employers:	Clear, Sprint Nextel Corp., Best Buy Co. Inc.
Education:	University of Wisconsin-La Crosse

This borrower member posted the following loan description, which has not been verified:

Consolidation of Discover Card, Chase Card.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,488.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you self employed? If not who's your employer and what business are you in? Please explain... Good Luck! Plasticman	Good evening. I have submitted my income statements and all documents for verification. I am paying slightly more than the $590, have never missed a payment. This is a debt consolidation at a lower interest move; not a extention or additional line of credit. With regards to work--www.clear.com--we are a mobile, high speed internet company. Publicly traded--backed by Google, Intel, Comcast and Cisco to new a few with ~3.2 billion in Q4 funding last year. I have been with them for over a year and am in charge of their distribution (from local dealers to Best Buy at a national level). Thanks again, cg
Could you give a description of your work at Clear and what the company is/does? Are you getting your income verified with LC, that will help assure lenders that you are safe. And, are you currently paying out more on your CCs than the $590 per month this loan will require you to pay?	Good evening. I have submitted my income statements and all documents for verification. I am paying slightly more than the $590, have never missed a payment. This is a debt consolidation at a lower interest move; not a extention or additional line of credit. With regards to work--www.clear.com--we are a mobile, high speed internet company. Publicly traded--backed by Google, Intel, Comcast and Cisco to new a few with ~3.2 billion in Q4 funding last year. I have been with them for over a year and am in charge of their distribution (from local dealers to Best Buy at a national level). Thanks again, cg
Could you please describe how much experience you have in your job? Have you worked at distribution before, or is this a new career? I'm asking because you list only 1 year 3 months at your current position. Thank you.	Did distribution for six years prior for Sprint Nextel -- so roughly eight years of telecommunication specific distribution. I was recruited away to this Company to handle the distribution a year ago. Thanks! cg
It looks like you're current total debt is close to $10k, yet you're requesting $17.5k. What do you plan on doing with the other $7.5k?	Fully funded already-the rest was to consolidate the debt that my significant other has. Thanks!
According to LC you owe about $10,488 + to CCs. Why do you need $17,500? Please detail your monthly expenses. Do you have a savings/emergency fund? How much?	Fully funded already-the rest was to consolidate the debt that my significant other has. Our savings is over 10k but this isn't an emergency--more of a means to lower a couple monthly payments into one smaller payment. Thanks

Member Payment Dependent Notes Series 435618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435618	$1,500	$1,500	14.61%	1.00%	September 3, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435618. Member loan 435618 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Dedola Global Logistics	Debt-to-income ratio:	7.25%
Length of employment:	1 year 10 months	Location:	Westminster, CA

Home town:	Torrance
Current & past employers:	Dedola Global Logistics, Hankyu Int'l Transport
Education:	California State Polytechnic University-Pomona

This borrower member posted the following loan description, which has not been verified:

Would like just 1 monthly payment to payoff all my credit cards.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	23
Revolving Credit Balance:	$3,820.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.18.2009 Your asking for $1,500 loan but revolving credit debt is $3,800. Why not ask for $3,800 loan and pay-off completely revolving debt? Good luck with loan.	I received another loan already for the additional revolving debt.
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Total rent including utilities: $450 Other total monthly expenses: $1500 No dependents

Member Payment Dependent Notes Series 435864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435864	$20,000	$20,000	14.26%	1.00%	September 4, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435864. Member loan 435864 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	CITY OF SANTA BARBARA	Debt-to-income ratio:	21.19%
Length of employment:	31 years	Location:	SANTA BARBARA, CA

Home town:	Santa Barbara
Current & past employers:	CITY OF SANTA BARBARA
Education:	SBCC/UCSB

This borrower member posted the following loan description, which has not been verified:

I am going to use this to pay 2 credit cards and consolidate all my bills so I have one payment. I have worked for the City of Santa Barbara for 31 years. I am a Supervisor for Downtown Parking and manage a staff of 120. I thoroughly enjoy my job. I would like to pay off my debt in three years, so I can buy a retirement home. I have never defaulted on any loan....from car loans to personal loans. I look forward to heasing from you!

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$11,035.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.22.2009 1. Total monthly rent AND usual living expenese are $ ? 2. You have 31 years municipal civil service employment time. Any intention retiring within 3 years life of this loan ? 3. You mention buying "retirement home" Do you mean personal 1 family family residence? Or commercial for profit retirement home? Pleas elaborate. Good luck wit loan request.	I don't plan on retiring until after I reach 65. I would like to start looking into buying a home(personal residence) after I am done clearing all my debt in 3 years.... not right now. My rent, utilities and living expenses run about $1100 at this time. The home I reside in at this time belongs to a family member and she has always kept my rent the same.
Could you please describe the circumstances on your delinquency 20 months ago Do you have any other recurring obligations, such as a car payment - how much? Any other outstanding debts? Do you have other assets, such as savings or retirement plan?	The delinquincy came from a long term relationship "break up" which caught me by surprise. Lesson learn.... I do have a retirement plan through the City and a defer comp acct which I can not touch until I am 60.
According to LC you owe about $11,000 to CCs. Whay do you need $20,000?	I also have to small personal loans which I want to consolidate into one payment.

Member Payment Dependent Notes Series 435871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435871	$8,000	$8,000	13.92%	1.00%	September 3, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435871. Member loan 435871 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,144 / month
Current employer:	retired	Debt-to-income ratio:	5.88%
Length of employment:	n/a	Location:	Arlington, TX

Home town:	Baltimore
Current & past employers:	retired
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

We recently started up a new corporation to expand some business activities that have been done part time for a few years. We feel we have gained the experience and understand our local economy enough to make this new corporation grow quickly. This is a start up business and we have not generated much income in the corporate name to date. We have recently set up the corporation, the bank accounts, etc. and are ready to do business in the corporate name. Until now money has been made by buying and selling cars and trucks, antiques and collectibles, tools and musical instruments, camping gear and knives, mobile homes and R/V's. We wish to continue this and expand our efforts to a whole new level. Our local economy on average has many people who are on the lower spectrum of the national average income levels. There is a huge need for good, inexpensive, used items that we sell, during this economic downturn. Everything we buy eventually gets sold with very little effort. Currently, demand is higher now since our local economy continues to suffer. The major stockholder is the one guaranteeing this loan, but two other people will manage the daily operations. The use of the loan, and repayment of the loan will be managed by a fourth individual. Between us all, we have decades of business experience. We also have many years of part time experience buying and selling these items which has always been profitable. We have a long term business plan and this is the next step towards this plan. We wish to use this money to purchase inventory (cost of goods sold). With this inventory we will generate the cash flow to fund our longer term goals. We will continue to reivest the cost of goods sold portion of future sales to maintain a high inventory. Payback can be done even without selling any inventory, but we do expect to make money off of this inventory, which will make it even easier to pay back this loan

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,195.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Source of $3,144 monthly retirement income? 2. Amount of monhtly mortgage? (PITI) 3. Total normal monthly living expenses? 4. You described proposed business only in vaguest generalities. Is proposed business to be operated in commercial "brick and mortar" building? Or out of someones home/garage? Or via Internet? Or all three? Please explain in better detail exactly how business is expected to be operated. Good luck with loan.	Monthly Income: Social Security - $1992, Vought Aircraft Pension - $469, Rental income - $683 Monthly expenses: Tithe - $272.00, Charity ??? $80, utilities - $250, AT&T (TV and internet) - $81.38, Car insurance - $159.10, TRANSAMERICA LIFE INVESTER - $278.39, Gym membership - $32.63, Loan/credit card payments - $412, Housecleaning - $55.00, Cell phone - $39.73, gasoline - $20, Groceries - $250, Mortgage - $655 Our "brick and mortar" is a 1/2 acre lot. It isn't a commercial site, merely a mobile home that serves as a home/office of one of the managers. We can store automobiles and repair them there. We can show auto's there too. We can store other items there when needed. We have a second location (another home/office on a commercial lot) to store items that require more security, such as our inventory of collectable knives. We also sell items from this location. It is a commercial lot on a highway that gets good traffic and we sell many weekends currently. We do not plan to have a store there. We just have weekend sales to target the garage sale/bargain hunters out for the weekend deals. We try to keep it looking more like a yard sale then a store to appeal to this market. We will also keep and repair cars there too. Currently, neither location is an expense of the corporation or the borrower, as they serve other purposes for the two managers. We market through the Internet using local sources for advertising. We get a pretty good response from calls or emails from Internet ads. However, we do not market through a website. Sometimes we sell items at flea markets. All of these methods will be increased with a larger inventory.
I suggest you have your income verified with Lending Club. This will increase lender confidence in your loan. Luck!	I don't know how to do that. I have sent an email to leding club to find out.

Member Payment Dependent Notes Series 435880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435880	$20,000	$20,000	16.70%	1.00%	September 2, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435880. Member loan 435880 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Therapy Management Coporation	Debt-to-income ratio:	21.80%
Length of employment:	2 years 6 months	Location:	Dallas, TX

Home town:
Current & past employers:	Therapy Management Coporation
Education:

This borrower member posted the following loan description, which has not been verified:

Would like to close all credit cards and consolidate debt if possible.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	67
Revolving Credit Balance:	$39,926.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Position AND job description at Therapy Management Corp.? 2. Monthly mortgage payment? (PITI) 3. Nornal monthly living expenses? Good luck with loan.	Speech Language Pathologist, $600/month, $2500
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs.	Done.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what your 39,926 of debt consists of and how you got in it? Thank you	Done

Member Payment Dependent Notes Series 435946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435946	$4,575	$4,575	11.48%	1.00%	September 2, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435946. Member loan 435946 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Duval Multi-Residential Services Inc	Debt-to-income ratio:	18.14%
Length of employment:	3 years 2 months	Location:	atlantic beach, FL

Home town:	jacksonville
Current & past employers:	Duval Multi-Residential Services Inc
Education:	FCCJ,UNF,FSU

This borrower member posted the following loan description, which has not been verified:

i am wanting to consolidate my debts and lower my intrest rates.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,934.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 436018

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436018	$16,000	$16,000	12.87%	1.00%	September 3, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436018. Member loan 436018 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Chico's, FAS	Debt-to-income ratio:	12.48%
Length of employment:	1 year 2 months	Location:	Plano, TX

Home town:	New Orleans
Current & past employers:	Chico's, FAS, Delta Queen Steamboat Company
Education:	University of Mississippi Main Campus

This borrower member posted the following loan description, which has not been verified:

I have been chasing my tail trying to pay off debt for years and don't seem to get anywhere. Knowing that it would be payed off in three years allows me to see a light at the end of the tunnel. My personal goal is to be debt free by the age of 35. Currently, I am unable to plan or save for retirement. As a single, working woman, I realize the sooner I start planning for the future the better. I just can't seem to pay off my past. In our current economic crisis the credit card companies have raised my interest rates for no reason and the extra money I could have put into retirement is going to the credit card companies. If they keep raising my interest rates, I'll never see a light at the end of the tunnel. I am a responsible individual who makes her payments on time and in full. I take full responsibility for my debt and am looking for a way to make substantial headway.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,499.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 436027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436027	$9,000	$9,000	8.94%	1.00%	September 2, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436027. Member loan 436027 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	ANHEUSER BUSH SALES OF CANTON	Debt-to-income ratio:	9.38%
Length of employment:	11 years 4 months	Location:	MASSILLON, OH

Home town:	Massillon
Current & past employers:	ANHEUSER BUSH SALES OF CANTON
Education:	Kent State University-Stark Campus

This borrower member posted the following loan description, which has not been verified:

This loan is only a bridge to finish construction of a large addtion on our home we would be refinaning and consolidation within a year we went over budget by 9000.00 aprox

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,968.00	Public Records On File:	0
Revolving Line Utilization:	74.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the $59k of revolving debt? Thanks.	the 59k is mostly material on homedepot which we uused because they offered 12 months sames as cash and the rest is the open end equity line that we used for labor all of that will be moved into a new first mortage once the project is complete
Hello bmr6969, you have an outstanding credit record, it shows you have $59,980.00 revolving credit balance. Is a major part of this your mortgage balance?	yes. its the equity line we used to pay labor and a homedepot card we used 12 months same as cash for material so all of the revolving debt will become part of the new first mortage on the house

Member Payment Dependent Notes Series 436061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436061	$20,000	$20,000	13.57%	1.00%	September 2, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436061. Member loan 436061 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Jolley Urga Wirth Woodbury & Standish	Debt-to-income ratio:	18.81%
Length of employment:	4 years 2 months	Location:	Las Vegas, NV

Home town:	Tucson
Current & past employers:	Jolley Urga Wirth Woodbury & Standish, Bank of America
Education:	University of Nevada-Las Vegas, William Boyd School of Law (UNLV)

This borrower member posted the following loan description, which has not been verified:

I am a second time borrower from Lending Club. The first loan was to consolidate high interest credit cards and pay for my wedding. I was able to pay the loan off in full after nine months! I am now purchasing my first home. It is a foreclosure, has been vacant and is need of some TLC. However, the neighborhood is beautiful, the yard is amazing and the schools are some of the best in the city. Initially, I tried to obtain an FHA loan (203K loan) to cover up to $35,000.00 of repairs and improvements. However, one week prior to closing HUD shut down the company that was underwriting that loan! I had already had the home inspected and finalized my bid with the general contractor for flooring, interior and exterior paint and remodeling of two of the bathrooms. The loan would not have covered the landscaping and pool repairs that are required, but we have saved enough to cover those expenses. So here I am, ready to fix up my new house!

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Positiom/brief job description are ? 2. Rxplain 6 credit inquiries within last 6 months please. Good luck with loan request.	As I mentioned in my posting, I am buying my first home. I started the process in April. In trying to get the 203k loan for home improvements I went through 3 lenders. Of course when I returned to the first lender she had to repull credit due to the length of time between the credit report she had pulled originally and the closing. I also applied for a signature loan through my bank for the improvements before I came to lending club. I have zero debt on credit cards, and only have my auto loan and student loans outstanding. I hope this satisfies your inquiry. Thank you for your interest in reviewing my profile.
I suggest you have your income verified with the Lending Club. This will increase lender confidence in your loan.	Thank you, I requested this initially and I am hoping it will be complete soon. Thank you for the recommendation and for your interest.
Could you please verify your income with lending club?	Thank you, I requested this initially and I am hoping it will be complete soon. Thank you for the recommendation and for your interest.
Can you please tell what you do at your place of employment? Also, do you have an emergency and/or retirement fund? Thanks.	I am an attorney employed by a midsized law firm. I have a retirement fund with a balance of around 18,000 which I contribute to every two weeks. I can borrow from this fund if necessary in an emergency. I also maintain a short term cd with 10,000 that is also only for emergencies.
Why not live in the house as is until you can save some to do the repairs?	The house is a foreclosure and needs a lot of work. Originally, I made the offer because we had been preapproved for the 203k home improvement loan and thought the extra $35,000 from the loan would be the right amount to do the necessary repairs for this house. I probabably would not have made an offer on this house if I knew then that I couldn't get the home improvement loan. The house has cosmetic water damage to the flooring and base in the down stairs. We have had it inspected, but it is an eyesore and large area that needs attention. The airconditioner needs repairs. The master shower needs a new pan and drain according to the plumber or risk of leaking to the downstairs. These I must do now. The rest of the money (if any) would cover the cost of repainting the downstairs (cathedral ceilings that we can't do ourself), tearing out the dead landscaping and fixing the pool (which the HOA will certainly require). If I don't take the loan it will be because I have opted to do the repairs over time. However, for obvious reasons, since the repairs are not just minor projects, I would like to complete them before I move in. Plus I have invested a large amount of time working with the contractors, getting bids and right now they are all willing to do the work for great prices! I opted for a lending club loan because it will be paid of in 3 years.
I am interested in funding part of your loan. A couple of questions: 1) I am not familiar with Vegas rules/regs - is a Certificate of Occupancy required before you can move in? 2) Are there any HOA requirements that will be obstacles to your moving in? (what precise repairs, etc., will need to be done before you can move in?) 3) What are your monthly expenses at this point (prior to moving into your new home), and what will your monthly expenses be after you move? 4) Would you mind contacting Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify your income? Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you, and good luck!	1) COO is not required, 2) there is an HOA, but the president lives across the street and he has given approval to make all landscaping and cosmetic changes ASAP (since the house was a foreclosure the landcaping is all dead etc) to improve the exterior appearance, no interior changes will have to comply with HOA rules, 3) currently, outside of my housing costs (rent, power, water, gas, garbage, sewer, HOA etc.) I have a $400 car payment and $130 insurance/life insurance payment. My company pays for my cell and my student loans are in forebearance for another year. I have a daughter and spend about $150 per week for expenses, care, activities etc., (4) I will call about income verification.

Member Payment Dependent Notes Series 436117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436117	$9,875	$9,875	7.74%	1.00%	September 8, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436117. Member loan 436117 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Gandinnovations	Debt-to-income ratio:	9.01%
Length of employment:	3 years 3 months	Location:	BAYONNE, NJ

Home town:
Current & past employers:	Gandinnovations
Education:	Fairleigh Dickinson University-Metropolitan Campus

This borrower member posted the following loan description, which has not been verified:

Hello Investors, my loan requirements of 10k for 3 years is for purchase of a used wide format printing system which I will use to get started up in producing advertisements for local and non local businesses. I have worked over 30 years in this field as a Service Tech, and I have jobs secured for this industry, my son who is a graphic designer will take care of this side business along with my experience and help. So it is not just a loan it is an investment for a startup with high percentages of the loan paying by itself with this purchase.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,040.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you leave your current job for this venture?	No, not at all, my current field service job gives me a lot of flexible time on my hand plus my son is the one who will cater to it.
verify income please	Ok, I have sent my info to get verified.
Any reason this seems to be stuck at 98.75% funded?	Good Question, this is my first time in Lending Club and I have been waiting patiently, I thought I was already 100% funded since LC will deduct $125 for their fees, also I noticed I was pulled from the borrowers list!! I couldnt find my own posting! I have no idea if this was intentional... I already verified my income... Maybe what they do is get 98% funding... Pull your listing....Contact you to verify your income and contact info which they did recently on Friday and then put you back on listing to get 100% funded. I really dont know this is my guess.. Hopefully I will get 100% funding, hopefully from you, Thanks.

Member Payment Dependent Notes Series 436215

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436215	$20,000	$20,000	14.26%	1.00%	September 2, 2009	September 4, 2012	September 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436215. Member loan 436215 was requested on August 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,075 / month
Current employer:	Eternally Healthy LLC	Debt-to-income ratio:	13.43%
Length of employment:	3 years 2 months	Location:	Apollo Beach, FL

Home town:	Evansville
Current & past employers:	Eternally Healthy LLC, Brinks Home Security, HD Vest Investment Securities Inc
Education:	University of Southern Indiana

This borrower member posted the following loan description, which has not been verified:

Hello! We're a happily married couple (17 years) with children, and we're seeking a loan to eliminate our credit card debt. For years, we've consistently paid more than minimum payments and paid on time. Recently an incident that resulted from the Chase taking over of WaMu has made us wary of credit cards in general. We were told that we had agreed to accepting statements via email (something we do not recall agreeing to). However, their first email statement was sent to an old email address. When we discovered the error and realized our payment was late, we immediately paid. However, Chase DOUBLED our interest rate as a result of this one late payment! I'm sure you can understand our frustration with Chase since we were always a good, long-time customer of WaMu with no history of delinquencies. HSBC is another company that has raised interest rates recently with no apparent reason. We were simply notified they were raising rates, and there was nothing we could do about it. We are asking for a loan to pay off all our credit card debt and get out from under these ridiculous interest rates. We've always paid more than minimum payments, but with rates this high, it's virtually impossible to pay them off. We run a successful marketing business with lots of high-paying jobs on the books. And since we specialize in marketing, we are experts in creating new business for ourselves "on-demand" (recently we ran a promotion for $300 and generated $8000 in sales in 10 days). Many of these credit card purchases were from marketing and investments in building our business, at the time of these rate increases we were working hard to pay off these debts. We have no doubt that we will easily be able to pay off this loan and give you a good, safe return on your investment. Thank you!

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,497.00	Public Records On File:	1
Revolving Line Utilization:	93.80%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A couple of questions: 1) Have you stopped charging on your credit cards? 2) You request is for 20,000, but your credit history indicates you have $30,497.00 in revolving credit balance. Are you planning on only eliminating some of your 6 open credit lines? If yes, will you continue to charge on the remaining ones? 3) What have you done to change your spending habits? Depending on your answers, I may invest in your loan in one week, when I have more funds available.	Great questions...i shuld have explained more on the application. Yes, there have only been a few occasions that i have used the cc...like on biz trips, which I paid back that balance the next statement. We do have a couple of other cc's that we did not lump into this loan request because their rates are lower and we can make "a dent" in them by paying double the ammount due. The loan will be to pay off three cc's completely and all three will be closed immediately . I have no intention on keeping a cc with that crazy rate and we really don't need them or use them any longer anyways. Now that we have a thriving business we are focusing on eliminating this debt and were well on our way before these rate increases threw a rench in the deal. We also plan on closing one, possibly two, of the other accounts as soon as we pay them off. We really only need one for our biz, everything else we have been paying cash for. We have worked very hard over the past several years to build a very successful marketing and copywriting business, yes we had to create some debt in order to do it, but now we are ready to move forward...lessons learned and much the wiser. LOL We hope that you consider us a good investment, we think we are, but I'm sure it's hard to gage via typed words over internet lines. We do look forward to hearing from you again, oh, and I'll be happy to answer any questions you have. Best...D and B
08.23.2009 1, Position(s)/Breif job description(s) borrower(s) on loan are ? 2. Is $9.075 income per month for one borrower? Or H&W borrowers? Please explain. 3. Brief description main business line Eternally Healthy LLC is ? 4. Total rent AND usual living expenses are $ per month? 5. 1 public records on file occured 89 months previous. Was this bankruptcy protection filing? If yes either Chapter 11 protection? Or Chapter 8 liquidation? Please explain. 6. Suggest you have employment and income(s) verified by Lending Club. That would make potential investor(s) much more secure in providing funding for your loan AND loan would competely fund faster. Good luck with your loan request.	We are husband and wife, self-employed, owners of our own copywriting and marketing consulting biz. Originally niched in marketing for the fitness and health industry (hence Eternally Healthy LLC), now we are very in-demand direct response copywriters, mostly in the information marketing area. The income indicated is take home for our household, so yes, both h&w. Total rent is $2400, living around $3400. We hope to move and lower the rent next spring when our children get out of school. We had been making progress on paying the credit down until our rates were increased recently. I was surprised to see that there was any bankruptcy info on the record as the 7 yr mark was last spring and I thought it erased from the record. That would be why I didn???t mention it on the original application. However, we absolutely have nothing to hide...it was a chapter 7. Unfortunately, had to turn to our credit after that due to unemployment for a time (that was 6 yrs ago), used it to pay on some unexpected medical bills, and we did use credit to get our current biz off the ground. We now operate on cash only and only use cc???s for biz travel. We plan to close the cc???s we are paying off with this loan as soon as possible. We will also be able to pay off one other cc within 6 months and plan to close it also, leaving 1 card for biz purposes. We have worked very hard to build a successful biz and I am very proud to say we have increased our income considerably and consistently over the last few years. This year is turning out to be our best year yet already bypassing last years numbers at this time by 20%. We are doing everything we can to get rid of this credit, focus on growing our biz and investing for our future. We just received an email from Lending Tree about verifying our income...look for that soon. Thanks for taking the time to consider us. I will be more than happy to answer any other questions you have. Best, D&B
08.25.2009 Thanks for your detailed answers and quick reply to my email questions. I will be investing $250 towards funding your $20K debt consolidation loan. ($250 is my maximum investment in a debt consolidation category loan.) Good luck with remainder of your loans funding.	Wonderful...thanks so much.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	We have run our own copywriting and marketing consulting business for over 5 years. I have submitted all the tax and verification forms. I guess it just takes a bit for the information to be confirmed.

Member Payment Dependent Notes Series 436231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436231	$5,000	$5,000	12.18%	1.00%	September 2, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436231. Member loan 436231 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,625 / month
Current employer:	CBE Technologies	Debt-to-income ratio:	14.99%
Length of employment:	1 year	Location:	EAST HAMPTON, CT

Home town:	East Hampton
Current & past employers:	CBE Technologies
Education:	ITT Technical Institute, Porter and Chester Institute

This borrower member posted the following loan description, which has not been verified:

This is going to be a multi purpose loan for me. 1. Elimanate 2 Credit cards, both over 20% 2. Pay for a used motorcycle. 3. Provide extra cash for upcoming wedding.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,461.00	Public Records On File:	1
Revolving Line Utilization:	23.20%	Months Since Last Record:	27
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.27.2009 I'm interested funding $250 of your requested $5K loan. I have questions requiring answers: 1. Current position and brief job description at C B E Technologies are ? 2. Is reported $5,625 income to repay loan 1 wage-earner? Or 2 wage-earners including either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (No need to itemize, just provide monthly grand total $.) You should contact Lending Club either by email support@lendingclub.com or (866) 754-4094 8AM - 5PM PST M - F to begin verification process both your employment and income. You may be asked to submit either Pay Stub, or W-2, or 1099, or latest Tax Return, etc. After verification completed your application will be changed from "Under Review" to "Approved". Benefits to borrower are loan fully funds faster and $$ proceeds can be deposited more quickly into your bank account. Good luck with your requested loan. Advance thank you for your expected reply answering my five questions. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	1. I am a Systems Administrator for CBE technologies. I am responsible for keeping all computer and network related gear up and running.(Desktops, servers, network, phone system, etc...) 2. That is monthly salery before overtime. This does not include my fianc??es income. 3. Household expenses are about $1300-$1400 a month. (this will decrease. My fianc??e has a tenet moving in to her condo to lower this by $400 a month.)
Congratulations on your upcoming nuptials! I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $1,461.) Do you have any other outstanding debts, like a student loan? Could you please explain the nature of the public record listed on your credit history from 27 months ago and the disposition of the delinquency recorded from 22 months ago? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank You. Yes this loan will be paying off all my credit card debt. The public record and the delinquency are from an apartment I used to rent. I tried to get out on my lease early. The landlord asked for the keys back a month after I left. I thought that if I didn't have access to the apartment I didn't have to pay for. I was wrong. He was paid in full, but not before he filed against me. I do have a savings account, though with the upcoming wedding that has depleted quite a bit. I also have $1000 overdraft protection on my checking account as well. I am have written to the support team to try to modify my answer to the previous question. My expenses should be between $2300-$2400. I will be contacting Lending Club as soon as I can locate a pay stub so that I can verify my salary; I usually don???t keep them around since I have direct deposit, if I can???t I will receive another in a few days. My annual salary is 66500 and I am paid twice a month. Any overtime I claim is billed out at 38/hr. I generally only have about 2-3 hours a pay period, but every little bit helps.

Member Payment Dependent Notes Series 436271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436271	$20,000	$20,000	16.35%	1.00%	September 8, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436271. Member loan 436271 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,187 / month
Current employer:	Gordy's Courier Service	Debt-to-income ratio:	9.19%
Length of employment:	4 years 6 months	Location:	Eugene, OR

Home town:	Eugene
Current & past employers:	Gordy's Courier Service
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to use this loan to pay off my high interest debt and also use some of the funds to invest in my courier service business. I am a good and responsible candidate for this loan because I pay my bills on time and have reliable and sufficient income to more than cover my living expenses and bills.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,129.00	Public Records On File:	0
Revolving Line Utilization:	83.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $250 of your requested $20K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $8,187 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Revolving debt is $12K; requested loan is $20K. I assume $8K difference is amount you ntend to invest in Gordy's Courier Service? Correct? If not please explain. Your description of reasons requesting loan were quite detailed. My compliments to you. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	1. I am a courier. I have contracts through a larger courier service company. My primary contract is for a pharmacy delivering meds to local assisted care, foster homes, etc. , others include Paychex and Office Supplies. I sub-contract out as needed, but do most myself. 2. The income is from 1 wage-earner, myself. Included in the total of $8,187 is my retirement income. ($3,020) . I took early retirement from the post office (former postmaster). 3. Housing expense is $668/month. 4. Total additional expenses are minimal (1 person household). Car is $315/mo. and total of other expenses is $600/mo.. 5. I will follow up with verification. 6. In addition to debt to be paid I intend to pay for the balance of my son's schooling ($3000) and $5000 to invest towards business. Thank you.
Can you talk about how you accrued the $12k of revolving debt? Thanks.	The debt was accumulated over the last few years mainly. My son has had some problems and I had been trying to help him in various ways. Treatment, finishing schooling, establishing a household, etc. He is now on his feet and finishing school. I also had some medical expenses. I have insurance, but still left me with a good chunk. Thanks for your consideration.
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	I did contact them and faxed the requested documentation regarding employment and income on 8-31.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - Home value/mortgage: how much is zillow.com home value estimate? total mortgage balance? type of mortgage? when did you purchase and how much did you put down when you purchased? - Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. - What kind of car do you drive? Year, make, model, mileage Thanks and good luck!	Value $120,000, fixed mtg balance 92,000, Purchased 9/2002 with 5k down. Savings varies IRA 6k/year, 529 500/yr est. Spend money on kids & car. 2009 Pontiac Vibe, mileage 5,000.

Member Payment Dependent Notes Series 436358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436358	$9,800	$9,800	8.94%	1.00%	September 4, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436358. Member loan 436358 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	D&R Electric	Debt-to-income ratio:	2.85%
Length of employment:	10 years	Location:	boonsboro, MD

Home town:	Boonsboro
Current & past employers:	D&R Electric
Education:	high school techincal college

This borrower member posted the following loan description, which has not been verified:

I'm trying to buy a truck from an independant dealer I've been approved for financing through bank but they won't approve loan to a non-francised dealer. Its a 2006 truck with very low miles...good deal I have great credit own my home and have no other paymants but my mortgage thanks

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,922.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will the truck be used for business or personal use? Do you have any other outstanding debts, like a home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for D&R Electric? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	mixed, I work for my father in a family business. we do electrical work for an insurance restoration company as well as a few companies who build condos in washington d.c. .we have been in business for 10+ years. I have started my own company on the side to do solar and wind installations.Generatedpowersystems.com. I would use the vehicle for that purpose but would own it personally incase that does not work out. I have a 1500 dollar mortgage a 8900 credit card and the typical monthly utilities. I own my car outright and payed it off in Two years.I can verify my income if need be. I wouldn't be here if the lending institutions would lend for a car at an independant dealer.I still have trouble understanding why? probally the credit crunch.
Hello user_522162, Your credit record is excellent. I understand you do electrical work for your dad. Your record also shows you had $8,922.00 in revolving credit balance. Gross Inc $6250 a month. Is this a steady income each month or just an estimate. Thank you.	Last year I made 72000 dollars. I can verify that through lending club tomorrow monday.This year I'm on track for more. My credit is good because I have NEVER missed any payments in my life.
Hi, In your description, you say you have no other payments but your mortgage, but your credit report shows $8,922.00 in revolving debt. Can you explain? Thanks!	I have a credit card.The minimum on that balance is appox. 100 dollars. We pay it in lump sums. My wife takes care of that so im a little out of the loop.

Member Payment Dependent Notes Series 436449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436449	$15,000	$15,000	16.00%	1.00%	September 8, 2009	September 6, 2012	September 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436449. Member loan 436449 was requested on August 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,583 / month
Current employer:	BE and k Inc. a KBR company	Debt-to-income ratio:	15.57%
Length of employment:	19 years 2 months	Location:	GARDENDALE, AL

Home town:	Gardendale
Current & past employers:	BE and k Inc. a KBR company
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off my bills so i can build a home.

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	38
Revolving Credit Balance:	$16,430.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.24.2009 I'm interested funding $250 of your $15K requestd loan to consolidate CC debt into one monthly payment. Please answer these questions: 1. Position AND brief job description at BE and K (KBR Co) are ? 2. Total usual monthly living expenses (car, gas, food, utilities, entertainment, miscellaneous) in Gardendale, AL are $ ? 3. Monthly mortgage payment (PITI) is $ ? 4. Please explain 1 payment delinquency that occured 38 months ago ? 5. Reason for 2 credit inquiries within past 6 months are ? I suggest that you have Lending Club verify your BOTH your employment AND your income. That will make investors in your promissory more secure AND will speed-up funding of entire $15K loan requested. Good luck with your requested loan.	1. Shipping and Records Retention Mgr. 2.monthly expenses $500.00 3. Rent - none 4. Did not get the bill in the mail 6. This was from mortage brokers to see what i could borrow
I would like to invest in your loan but am confused about your home ownership status. In your profile it says you own a home but your response to question #3 is you rent. Please clarify whether you rent or own and what is the payment? Also, it would be great if you could get your employment and income verified. Good luck with you loan.	I was not sure how to answer that question. I live in a garage apartment at my mom's.
I would like to invest but your income has not been verified and you have just one day to get it verified before the loan expires. Would you contact Lending club and have your income verified?	I will do that right now.

Member Payment Dependent Notes Series 436479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436479	$12,800	$12,800	11.83%	1.00%	September 2, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436479. Member loan 436479 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	11.66%
Length of employment:	n/a	Location:	Rancho Cucamonga, CA

Home town:	Rancho Cucamonga
Current & past employers:	Lowe's, House2Home
Education:	Chaffey College

This borrower member posted the following loan description, which has not been verified:

My husband and I are committed to consolidating our high interest rate credit cards into a lower rate loan that will allow us to pay off our credit card debt at an earlier date. The credit cards we are consolidating into this loan have not been used in 6+ months and payments have been on-time. I am employed full-time as a manager for a large retail corporation and my husband is employed full-time as a senior director for a large educational institute. We are capable of paying off the requested loan amount but a loan with a more favorable rate would allow us to pay off the debt that much earlier and would allow me to return to school to finish obtaining my teaching credentials. Both of us are responsible candidates that have always been employed and are fully committed to making this loan consolidation a reality for us. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	24
Revolving Credit Balance:	$13,608.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.23.2009 I would like to help fund your $12K loan but your request has several missing links that need to be clarified: 1. Is borrower either yourself? Or husband? Or are both co-signers? 2. Both work full-time but total income shown is $2,917 per month? Is income yours? Or husbands? Or is income both wage earners? 3. No rent or mortgage information provided. You either own a home and have (PITI) payments or live for free with no either mortgage payments or rent payments. Either way one of these three scenarious MUST apply in your case. Please explain this thoroughly confusing item. If you have existing mortgage provide monthly mortgage payment (PITI)? Or of you rent provide monthly rent payment? Or if housing is no cost provide reason why it is either mortgage free or rent free? 4. Your usual monthly living expenese are $ ? 5. It would be helpful to investors if income was verified by Lending Club. That would make investors more receptive to investing in you prommissory note. Good luck with your debt consolidation loan request.	Thank you for taking the time to consider helping fund our loan request. One thing we looked for when applying was for a joint application and we couldn't find one anywhere. 1.) I applied for the loan but it is for both of us. 2.) The $2,917 is my gross and my husbands is $4,240. During the application process I don't recall the application asking for the household income or we would have been more then happy to enter it because it would only benefit us. 3.) We rent and pay US$1100 a month. 4.) We have no car payments and utilities, misc bills, and food cost us between $500 - 700 a month. Another gentlemen asked us a few of the same questions and I'm going to contact Lending Club about verifying our income. Thanks again for taking the time to contact us and if you have any additional questions don't hesitate to ask. On a side note it looks like I received this twice so I'm going to click the ignore button on the duplicate submission.
Hi, A few questions: (1) Will you provide Lending Club verification of your income? Please contact LC staff for details. (2) Are you current with all your bills and debt payments? (3) How will your monthly cash flow cover this loan???s monthly payment? (4) Do you have a written & active monthly expense & savings cash flow plan (budget)? (5) Do you have at least a $1000 emergency fund in a savings account so you don???t have to rely on credit cards or loans to cover unexpected expenses? (6) Does your monthly budget include at least a $100 per month deposit into savings to replenish the emergency fund after you use the fund for unexpected expenses? Thank You! DebtBuster1	Thank you for taking the time to consider helping fund our loan request. One thing we looked for when applying was for a joint application and we couldn't find one anywhere so this is just my income and my husbands monthly gross is $4,240. We are current with all of our bills and our monthly housing expense is $1100 and we have no car payments and utilities, misc bills, and food cost us between $500 - 700 a month. We use Mint and Quicken for budgeting and I have a saving accounts with over $1,000. Together we have 1 Trad IRA and 1 Roth IRA and 2 401k's that have been actively funded for almost 10 years. I deposit anywhere from US$100 - 150 a month into my savings account for those "rainy days." Another gentlemen asked us a few of the same questions and I'm going to contact Lending Club about verifying our income, etc. Thanks again for taking the time to contact us and if you have any additional questions don't hesitate to ask.

Member Payment Dependent Notes Series 436551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436551	$16,000	$16,000	16.35%	1.00%	September 3, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436551. Member loan 436551 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Goldman Sachs	Debt-to-income ratio:	9.63%
Length of employment:	1 year 5 months	Location:	NEW YORK, NY

Home town:	Ahemdabad
Current & past employers:	Goldman Sachs, General Electric
Education:	Georgia Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Hi, With the way the current market is, I am looking to take charge of my finances and consolidate my credit card debt. I am hoping to pay off this loan in a quicker fashion than how long it would take me to pay off the credit cards (due to high interest rates). Thanks.

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,199.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.23.2009 1. Position/job description at GS is ? 2. Monthly rent AND usual living expenses qr $ ? Good luck with loan request.	Hi, I work in Private Equity and my monthly rent is 1370. My living expenses are pretty minimal - roughly $200 per month.
Hi - Can you provide more detail on total monthly expenses (i.e., utilities, food, car/transportation, entertainment/meals, etc.) Just need a total - $200 strikes me as quite low, especially for New York. Please also describe payments on the existing credit cards. Thanks.	Hi, the hours at work are crazy so I eat there Monday - Friday. I don't have a car, so I don't incur any of those costs. I live in a shared apartment so my utilities are about $40 a month (for my share). The remainder is what I have for discretionary spend. I also work on the weekends quite often, so that reduces the available time for entertainment. I try to pay over the amount for all my credit cards, but unfortunately that's just covering the interest in most cases. I'm hoping to use the funds from this loan to pay off the balances completely since the interest for this loan would be lower than my credit card interest rates. Hope this helps.
In light of your current financial situation, what changes have you made, and will you be making, to how you use credit cards? Thank you.	Honestly, I've stopped spending all together. The only spending I do is for necessities such as food. A lot of my expenses have accumulated as a result of putting myself through college. Though I have been fortunate to have been employed by two great companies, being able to pay chunks (or all, in this case) of the credit card debt is what I need to do. As I mentioned earlier, I'm in good standing with all my credit cards but the fees are so high that I can't pay off as much of the principal that I want at once. The interest on this loan is much lower than the going credit card rates right now so this will definitely help me pay off the debt faster. I'm not struggling on a day-to-day basis, but I want to be more fiscally responsible and pay off these balances completely so that is more of the basis behind my seeking this loan.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what your 17,199 revolving debt consists of and how you got in it? Thank you	Hi, I called and emailed lending club to have my income verified, but have not heard back from them. I will reach out to them again tomorrow. I described this in an earlier question, but my debt is mainly related to credit card debt as a result of putting myself through college and subsequently moving to high cost city (for work) right after college. Please let me know if you have any other questions. Thanks.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $17,199.) Do you have any other outstanding debts, like a student loan? Can you give a short description of the type of work you perform at Goldman Sachs in Private Equity? Do you have a savings account or any other kind of emergency fund?	Hi- thanks for your offer to help. As far as my employment is concerned, LendingClub has verified my employment and current salary and I have accurately identified my employer and job role. Therefore, I don't see the need to disclose additional job specifics. I do have 2 401K accounts, a Traditional and a Roth IRA, and a savings account. As I clarified in earlier questions, I will be using the loans to pay off the credit card debt. The variance between the credit report balance of $17,999 and the $16,000 I'm asking for is related to another credit card that has a lower interest rate than this loan. Therefore, there is no need to borrow at a higher rater to pay off a credit card with a lower APR. Thanks.

Member Payment Dependent Notes Series 436556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436556	$1,500	$1,500	12.18%	1.00%	September 2, 2009	September 5, 2012	September 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436556. Member loan 436556 was requested on August 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Aspire	Debt-to-income ratio:	14.40%
Length of employment:	5 years	Location:	BUFFALO, NY

Home town:	Getzville
Current & past employers:	Aspire
Education:	Buffalo State College

This borrower member posted the following loan description, which has not been verified:

Hi! I need a loan just to start me off of my new apt. In the summertime, my hours get reduced, yet I work full-time. I have a full-time job and love my job. I am a little short and going to be in a new apt. I just need to get the basics. I will not use the money for gambling or anything that is a want. I promise to pay this loan and my goal is to pay it off early and become financial responsible.

A credit bureau reported the following information about this borrower member on August 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,994.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 436567

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436567	$10,400	$10,400	16.35%	1.00%	September 3, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436567. Member loan 436567 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	The Home Depot	Debt-to-income ratio:	17.45%
Length of employment:	9 years 3 months	Location:	MANASSAS, VA

Home town:	San Andreas
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

trying to make my credit cards into one payment and pull myself out of the grip of credit cards.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,373.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you tell us a little bit about how you aquired 13K in debt?	Due to a laps in medical insurance about 4 years ago and an unexpected medical problem with a trip to the ER it didn't take long, the hospital I used didn't really want to work things out with me.
Also, what are your current minimum monthly payments?	combined around 380

Member Payment Dependent Notes Series 436687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436687	$3,500	$3,500	8.59%	1.00%	September 8, 2009	September 6, 2012	September 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436687. Member loan 436687 was requested on August 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,083 / month
Current employer:	Schlotzsky's Deli	Debt-to-income ratio:	0.00%
Length of employment:	2 years 6 months	Location:	WACO, TX

Home town:	Corsicana
Current & past employers:	Schlotzsky's Deli, Germania Insurance, Inc.
Education:	Baylor University

This borrower member posted the following loan description, which has not been verified:

I will be using this loan to finance my education with Baylor University. I have two semesters left before I graduate and my financial aid won't cover all of my expenses. I am working part-time to pay for my rent and living expenses, and the amount I make will also cover the payments on this loan.

A credit bureau reported the following information about this borrower member on August 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,717.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - $110 seems like a big payment relative to your monthly income - how are you confident that you'll be able to pay it back if you're not eliminating other monthly outflows?	I have pretty low rent and utility payments due to sharing an apartment with two other guys. I will also be cutting back on all extraneous spending to ensure that I can make payments on this loan. Returning to Baylor is extremely important to me now since I only have two semesters left. I'm going to do whatever it takes to make it happen!

Member Payment Dependent Notes Series 436807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436807	$20,000	$20,000	14.61%	1.00%	September 8, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436807. Member loan 436807 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	15.80%
Length of employment:	9 years 6 months	Location:	Colorado Springs, CO

Home town:	Denver
Current & past employers:	Lockheed Martin Corp., US Army
Education:	Colorado Technical University, National American University-Colorado Springs

This borrower member posted the following loan description, which has not been verified:

My wife and I are trying to consolidate our high interest credit card debt. Due to the sweeping credit card changes most of our card limits were dropped and or rates were hiked, in some cases by as much as 12%. This drove down our credit score. I would like to consolidate these cards into one loan and lose the high interest payments. We are very reliable and financially responsible, thank you for your help.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	53
Revolving Credit Balance:	$68,723.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $20K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $7,000 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	1. Your current position AND brief job description at present employer are ? I am an IT Project Manager working several contracts for Lockheed Martin in support of Air Force Space Command, NASA, and the Jet Propulsion Lab (JPL). I work from home in Colorado and travel doing IT project management integration, and new technology evaluation. 2. Is $7,000 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? This is just my income, I was intending to add my wife???s income but I didn???t see anywhere to do that during the application process. My wife makes $40000.00 annually or $3300.00 a month making our household income $10300.00. 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? My mortgage is $2200.00 per month. 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? Utilities - $250.00 Car Payment - $443.00 Groceries - $450.00 Credit Card Payments - $750.00 Miscellaneous (haircuts, dry cleaning, entertainmnet) - $200.00 5. Thank you for your consideration. I have emailed Lending Club asking how to verify my employment and income as you requested.
Hi, I am interested in funding your loan, but I have a few questions. I see that you have $68,723.00 in revolving debt. 1. How did you acquire this much revolving debt? How much credit card debt do you have / what is the structure of your debt? 2. You are only asking for $20,000, are you not refinancing the remaining $48,000? Thanks	1. How did you acquire this much revolving debt? How much credit card debt do you have / what is the structure of your debt? The bulk of my revolving debt is $35000 in student loans acquired in the completion of my Bachelors and Graduate degrees. The structure of my revolving debt is outlined below. $16000 ??? car note $35000 ??? student loans $18000- credit card debt between my wife and I. This debt was acquired primarily due to the passing of my Mother and the need to financially assist my father with medical bills and reconciling his life after the passing of my mother. 2. You are only asking for $20,000, are you not refinancing the remaining $48,000? The remainder is a combination of my car note ($16000) and my student loans which is the remaining $35000, and I am not looking to refinance those at this time. Thank you for your consideration, I truly appreciate your time.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you	I???m working with them on doing that, submitted some stuff yesterday.
Can you please talk about the delinquency from 53 months ago? Thanks.	With that being almost 5 years ago, I really have no idea what that is. I've checked a copy of my credit report and I dont see anythign related to that.
Any update on the income verification? Thank you.	Sorry, not yet. All I get from them is emails saying my request has been processed. I will call tomorrow and see what the hold up is.

Member Payment Dependent Notes Series 436873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436873	$9,000	$9,000	12.53%	1.00%	September 3, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436873. Member loan 436873 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Flagler County Schools	Debt-to-income ratio:	14.46%
Length of employment:	2 years 1 month	Location:	PALM COAST, FL

Home town:	Glendale
Current & past employers:	Flagler County Schools, Caldwell County Schools
Education:	Appalachian State University

This borrower member posted the following loan description, which has not been verified:

Trying to consolidate debt. Mostly credit card and and constant credit through checking account.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,786.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $9K loan. I have questions requiring answers: 1. Current position and brief job description at Flager County Schools are ? 2. Reported $3,333 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing, either mortgage (PITI) or rent, payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone, total per month is $_____ ? (No need to itemize, only provide grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or Tax Return. If verification not completed within allotted 3 days then loan application is REMOVED. After verification completed upper-right hand section on-screen application "CREDIT REVIEW STATUS" will show asterisk (*). Contact Lending Club via email support@lendingclub.com or (866) 754-4094 8AM-5PM PST M-F. Advance thank you for expected reply answering my 5 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	1. High School Math Teacher 2. My wife's income is not icluded in the 3,333/mo. 3. Housing is rented. 4. Both cars paid off. 5. Living Ex. approx. 1700 I could submit a bi-monthly pay stub, last years 1040 or w-2
Can you talk about how you accrued the $11k of revolving debt? Thanks.	Part of the debt came through a high interest credit card I got while in college. I paid most of my own way through college and was ignorant to the gouging APR of my credit card. This summer I got married and it contributed to the debt as well.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $11,786.) Do you have any other outstanding debts, like a student loan? What is your wife s occupation? Do you have a savings account or any other kind of emergency fund?	I have 3 credit cards, and 2 constant credit accounts. My wife's works in title-one at a local elementary school. We both have health savings accounts for emergencies.

Member Payment Dependent Notes Series 437129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437129	$8,000	$8,000	13.22%	1.00%	September 2, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437129. Member loan 437129 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	harry s peterson	Debt-to-income ratio:	14.66%
Length of employment:	5 years 4 months	Location:	williamstown, NJ

Home town:	Vineland
Current & past employers:	harry s peterson
Education:	Pennco Tech

This borrower member posted the following loan description, which has not been verified:

I need to put a new septic system in. If you check my payment history for last five years, I have ZERO late payments. I make sure I pay all my bills on time.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,135.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested funding $500 of your requested $8K loan for new septic system. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $6,500 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	I am a union caulker. I am engaged and my fiancee makes 65000 a year. Our monthly cost are 5500.
Do you have any sort of retirement/emergency fund? Thanks.	I have an annuity and pension. But I can not touch them.

Member Payment Dependent Notes Series 437160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437160	$15,000	$15,000	18.43%	1.00%	September 8, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437160. Member loan 437160 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Southwest Racquetball & Fitness	Debt-to-income ratio:	8.78%
Length of employment:	10 years 1 month	Location:	odessa, TX

Home town:	alton
Current & past employers:	Southwest Racquetball & Fitness, Pason systems USA
Education:	Odessa College

This borrower member posted the following loan description, which has not been verified:

The money will be used for a variety of things to increase the membership of our racquetball club for our tenth year aniversary. The primary use of the money will be to cover additional tempory staff to help with the membership drive and the cost of the printed materials and distribution, in our area of concentration. According to our previous membership programs we have run in the same time period, we should get a return of about 1.5% on our distributed materials, which should result in generating an additional $3000 - $4000 a month in gym revenue. thank you for your time and support Harley Gwyn owner Southwest Racquetball & Fitness 5000 Hanover Dr Odessa TX 79761

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	23	Months Since Last Delinquency:	14
Revolving Credit Balance:	$479.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested funding $250 of your requested $15K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $2,917 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	My current position is owner of Southwest Racquetball & Fitness in a sales and management capacity and I also do some contract welding work on the side for a few good customers. 2. I will be the only person responsible for repayment of the note, and the business of course. My house pmt is $435 per month, with a balance of $3000 left until pay off. I have one car payment $360 month, balance of 10,000. Usual living expenses would be approximately $2500 a month. I appreciate you giving me a heads up on the other information you provided me in your question. Thanks.. Harley
Will you please explain the three delinquencies on your record? Thanks	I believe they are all attributed to having the incorrect bank routing number when making an electronic payment. It has been taken care of. thanks for asking..
Congratulations on your 10 year anniversary. Please clarify your expenses information. If I total the living expenses, house payment, and car ($2500, $435, $360) I get $3295 monthly which exceeds you stated gross income of $2917 monthly. Is there additional monthly income?	the total living expenses include the other two payments.. I'm sorry I should have clarified it better.. but to me.. total means total.. I do may additional income from welding jobs on the side... it varies from month to month.. I charge $60/hr, I might do 5 or so hours a week on average, just depends on who calls. Thanks for your question Harley
What methods are you using to grow your club base? Are you shotgun advertising, or working closely with a marketing firm to develop an expansion strategy? There obviously isn't always a need, but I am curious about your plans. Good luck!	I'm using the same thing that has worked for us in the past. We typically use a 5 mile radius of mailers, typically 15,000 pcs, then we use the other money to staff some folks to answer the phones and set appointments to get the people down to the club, to evaluate them and sign them up, with a one or two year commitment. thanks for the question Harley
FYI Google view of your address seems to be residential, can you explain this?	Wish I could... lol the UPS mand delivers to us late in the evening like a residence. Honestly, the building was built before the houses the way I understand it. The housing came a few years after, but honestly I was not the original builder, but I know from what the power company says, we don't have to worry about power outages because we are wired into the main grid, I guess because of when it was built the electric company put our service on the main line. I hope that sheds some light on things, but if not.. try the street level on google you can see the building there.. its definately no house. Harley

Member Payment Dependent Notes Series 437167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437167	$20,000	$20,000	13.22%	1.00%	September 8, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437167. Member loan 437167 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,372 / month
Current employer:	Unemployed / Disabled	Debt-to-income ratio:	17.36%
Length of employment:	8 years 6 months	Location:	Interlachen, FL

Home town:	Tampa
Current & past employers:	Unemployed / Disabled, Hudson Pulp & Paper Mill /Gerogia Pacific
Education:	St Johns Community College / (only one term )

This borrower member posted the following loan description, which has not been verified:

Lenders,I'm a disabled Vietnam vet with some high interest debt.I want to pay off my high interest debt ,then pay off my lower interest debt.My credit scores are good now.I want to buy a house. THANKYOU!!!!!

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$991.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $500 of your requested $20K loan. I have questions requiring answers: 1. Is reported $6,372 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 2. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 3. Total car payment(s) per month is/are $_____? 4. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	The $6,372 income is to repay the unsecured loan and it is a 1 wage-earner income and that's me the borrower.(2) My housing expenses including rent and insurance is $1,268.28 per month.(3) My total car payment(s) are $927.86 per month.(4) My usual living expenses i.e.,telephone,credit card payments,entertainment,food,gasoline,household utilities,medical,miscellaneous,total per month is $2,150.00.
08.26.2009 Hi, I'm interested funding $500 of your requested $20K loan. I have questions requiring answers: 1. Is reported $6,372 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 2. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 3. Total car payment(s) per month is/are $_____? 4. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Yes,the $6,372 income is to repay the unsecured loan and I am the only wage-earner,the borrower. (2)My housing expenses including rent and insurance is $1,268.00.(3) My total car payments are $927.86. (4)My usual living expenses i.e., telephone,credit card payments, entertainment,food,gasoline,household utilities,medical,miscellaneous,total per month is $2,150.00.
Would you please ask Lending Club to verify your inome. Lenders have more confidence in loans with verified income. Thanks.	Lending Club will you please verify my income? I faxed it to you today. Thankyou Lender for asking.
Hi, I'm interested in funding your request, but would appreciate your itemizing the debt that you'd like to pay off with this loan. Thanks!	Hi ,523751 thankyou for your question and your interest in funding my loan request. In itemizing the debt that I want to pay off, I will pay off, Regional Acceptance,$13,038.99,Cash Call,$5,188.03 then apply the loan ballance to American General $3,326.99.Then I will be able to pay off A.G and Citi Financial Auto $5,038.75 in less than a year. I hope this answers your question. And again , THANKYOU .
Wile CitiFinancial Auto is self explanatory, please explain what Regional Acceptance Cash call and American General are, i.e., what were the loans for?	Aaron Capital thankyou for your question. Regional Acceptance is also an auto financing corp. and I am waiting on a statement from them to send to the Lending Club credit reveiw team by fax. Cash Call is an internet money loan company. American General is a finance company that also loan money. Paying off these high interest debts will free me from high interest debt. I thankyou Aaron Capital and all the other Lending Club members for helping me get out of high interest debt. I hope I have answered your question. Have a nice day!
What is the source of your income?	Hi Berney_made_off_with_my_money.The source of my income is, Veterns benefits 100%,Social Security disability and Long term disability ( L T D ) from my last job. This infomation was faxed to the Lending Club Credit Review Team on 01-sept.-09. I thankyou very much for your question and your interest in my loan request.Have a nice day.

Member Payment Dependent Notes Series 437200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437200	$9,600	$9,600	8.94%	1.00%	September 2, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437200. Member loan 437200 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	TinWerks Corporation	Debt-to-income ratio:	12.01%
Length of employment:	6 months	Location:	Chicago, IL

Home town:	Naperville
Current & past employers:	TinWerks Corporation, VinCenzo International, CDW Corporation, TinPax Corporation
Education:	Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

My girlfriend is in a horrible auto loan and is upside down on it as well. We don't need her car as we moved into downtown Chicago. She is selling the car, and I need to pay off the balance of the loan. Help!!! The loan will be in my name, I have good credit and we don't need this stress and waste of money anymore.. Thanks..Dave

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,474.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 437284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437284	$12,000	$12,000	12.53%	1.00%	September 4, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437284. Member loan 437284 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	holland township	Debt-to-income ratio:	18.89%
Length of employment:	6 years 8 months	Location:	hightstown, NJ

Home town:
Current & past employers:	holland township
Education:	Middlesex County College

This borrower member posted the following loan description, which has not been verified:

consolidation loan to pay off 2nd car and sell

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	61
Revolving Credit Balance:	$15,074.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $500 of your requested $12K loan. I have questions requiring answers: 1. Current position and very brief job description with Holland Township are ? 2. Is reported $6,500 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	1. Im a police officer in Holland twsp 2. the reported income is before taxes and i take approximately $3200.00 monthly. 3. monlthy rent $500.00. 4. I two car payments they total approximatley $850.00 monthly. 5. total other exspenses is approximately $1000.00 to 1300.00.
I would like to help fund your loan, but have a few questions. Why are you planning on selling your 2nd car? And, how are you planning on using the proceeds from the sale? Do you have any other outstanding debts, like a another car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Holland Township? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	the proceeds will go into some credit card debt and this loan

Member Payment Dependent Notes Series 437307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437307	$13,000	$13,000	12.87%	1.00%	September 4, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437307. Member loan 437307 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	United Airlines	Debt-to-income ratio:	14.93%
Length of employment:	21 years 10 months	Location:	East Weymouth, MA

Home town:	East Weymouth
Current & past employers:	United Airlines
Education:	north eastern

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan to consolidate my debt into one low payment my credit is in a good range and I have no negative payments on my credit report. I am a single dad and have a 2 year old daughter that i adore and i want to be able to provide a better life for her this loan would free me up of high intrest and and improve my weekly cash flow so I could provide more for her and help with child care and pre school cost. I'm 45 years old and started a family late i have been employed at the same job for 22 years. i am determined to change our lives around. with the low payments and my yearly tax return i believe i can pay off this loan in 3 years or less. Thank-you for your consideration to this matter

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	69
Revolving Credit Balance:	$49.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $500 of your requested $16.5K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $3,583 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Type your answer here.#1) Baggage handler united airlines I oversee loading and unloading of aircraft assighned to my crew #2) I am the sole wage earner I am single live alone #3) rent is 550 per month utilities included other expenses approx.175 per month no car payment I did co-sign a car loan for a friend in dec.2006 there has been no problems medical and dental is free through work #4) 2008 w-2 total earnings $66,000. I have all documents if needed.
What exactly are you using this loan for?	Type your answer here.Good morning The exact reason I am requesting this loan is to consolidate all my debt into one low payment for a shorter term and lower intrest rate. By getting this loan it will help free up my weekly cash flow so I may apply it to other area's such as child care and pre-school cost for my daughter,I am a single dad and the overall cost of provideing for her falls on me as it should.I am determined that this loan will be a catalyst for changeing our whole lives around. I hope this answers your question I will be glad to provide any further information anyone may need.
What sort of debt are you consolidating? Your revolving balances clearly do not account for all of the debt you wish to consolidate.	Type your answer here.I am trying to consolidate a credit card and a loan that i have had for quite some time bring them both together to one lower monthly payment with this loan i will be able to designate funds weekly to cover the monthly payment and it will help me to restructure my finances and to optimise my weekly cash flow.
Hey Cosmoe, you mentioned your yearly tax return. Did you mean tax refund? If you want to increase your take home cash flow you can change your allowances at work and get more take home pay. This will reduce your refund when you file your tax return, but why give the government an interest free loan.	Type your answer here.Yes excuse me i did mean my yearly tax refund and i did consider that option but i do believe it wouldn't of made that much differance plus the way it is now i am assured a refund and not have to pay taxes out because my income fluxuates so much year to year
Dear cosmoe. Your revolving debt reflects only $49.00. Could you please provide some detail on your credit card and loan you are trying to consolidate?	Type your answer here. Yes in the past my situation was quite different I was the only one working in my household i had a new baby and step children i was providing for overtime had dried up at work my transportation had to have extensive work everything that could of gone wrong during that year did. Since then I have restructured and i dont have all those resposibilities any longer just the care of my daughter,Im looking to clear the last of my debt with this loan and breathe a little easier I do have a plan for this loan if granted will be paid off far before the due date I'm just tired of cutting it close each month and with my daughter getting older cost will be rising
Thank you for that explanation, but, unfortunately you have not at all addressed the question at hand. Your revolving debt reflects only $49.00. Could you please provide some detail on your credit card and loan you are trying to consolidate?	Type your answer here.I'm sorry during all that time i relied on my credit card and loans to help supplement my isues my credit card debt is at $5500.00 and my loan debt is approx. $5800.00 and one otther loan at $1100.00 I hope this information is helpful sorry for the misunderstanding earlier
Sir - You listed your 2008 income as 66K but Lending Club verified only 3600.00/mo gross which equates to 43K annually before taxes. Can you explain the difference?	Type your answer here.yes during 2008 i was able to help a fellow employee that could'nt recieve time off from the company for personal problems so i offered to consume some of her weekly hours to help out so I was working an average of 60 to 65 hours per week at straight time for her

Member Payment Dependent Notes Series 437330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437330	$15,000	$15,000	11.83%	1.00%	September 4, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437330. Member loan 437330 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,417 / month
Current employer:	COBRA ROOFING SERVICES	Debt-to-income ratio:	8.53%
Length of employment:	6 years 8 months	Location:	SPOKANE, WA

Home town:	Renton
Current & past employers:	COBRA ROOFING SERVICES, MOSS ADAMS
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

This is a loan request to be used to help cover a down payment to purchase real estate.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	36
Revolving Credit Balance:	$23,474.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, after I get more information. 1) What are the specifics of the real estate purchase you hope to make? 2) Would you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify both your employment and income? Lending Club will tell you how to best accomplish this. Lenders feel much more secure investing in loans after verification process is completed. 3) Would you please itemize your month expenses - PITI, Utilities, Transportation, Household expenses and so forth. Thank you!	1. The real estate is a condo at a ski resort. It is a tremendous deal right now. It will serve as both personal use and as a rental unit. 2. I would be happy to have the Lending Group verify my income and employment and will get that done today. 3. Our monthly expenses beyond the debt shown in our credit profile total about: Utilities - 400 Transport - 250 Household Exp - $1,925 PITI - $2,357
Thank you for your prompt answers. Since you want this loan to purchase a second property, what will your PITI be on the additional property?	It will be roughly $1,750 + about $255/month HOA fees.
Hi - What is the total amount of the down payment and how will the balance of the down payment be funded? How much rental income do you anticipate? Thanks.	The total amount of the down payment will be about $32,000. We conservatively anticipate about $20,000 per year in rental income.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also what do you do at COBRA ROOFING SERVICES, and is your income secure? Thank you.	I verified my income yesterday. I am the Chief Financial Officer at Cobra. I would say my income is secure.

Member Payment Dependent Notes Series 437422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437422	$8,000	$8,000	13.57%	1.00%	September 3, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437422. Member loan 437422 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,053 / month
Current employer:	ag accounting, llc	Debt-to-income ratio:	17.68%
Length of employment:	6 years 1 month	Location:	reno, NV

Home town:	orinda
Current & past employers:	ag accounting, llc, price waterhouse
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

Consolidating several small balance, high rate credit cards. Expiring promotional balance transfer offers on these cards have dramatically increased my overall interest costs. Because of relatively high income, I have been able to comfortably service my remaining credit card debt since it is fixed at more favorable life-of-loan balance transfer rates. I'm applying for lending club installment-type financing to payoff the various small balance, high rate revolving balances and better manage my credit utilization.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1978	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	4
Revolving Credit Balance:	$55,045.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $250 of your requested $8K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $11,053 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Thank you for your interest in my loan request and for your questions. 1) I'm a CFO in charge of finance, accounting and administration for a $15 million farming and development company. 2) Source of loan repayment will be my salary. We are a 1 wage earner family. My wife works as volunteer only. 3) Housing $2500/mo. 4) Car payments $650/mo. 5) Usual living expenses approx $4000/mo. Thanks for your suggestion regarding employment and income verification. I checked the box on the lending club application for verification, but I am new to the process and will follow up with them to ensure that my verification request is complete and in progress.
Could you explain your delinquency of 4 months ago?	The delinquency 4 months ago resulted from a nominal charge of $33 on a home improvement store credit card that was an oversight on my part. I opened the account over 2 years ago and used the card initially to obtain 0% financing, paid that balance off on time, then did not use the card again for more than 1 ?? years. During that period I had a change of address for which the credit card service company tells me they did not receive notice. Since I didn???t use the account during this period and was not expecting to receive statements or make payments, I didn???t maintain the account in my bill payment system or otherwise discover that a change of address had not been completed. When I pulled the card to make the $33 purchase at the store in February 2009, I failed to keep a record of the charge and did not have notice of the balance due for this single purchase until I received a collection call from the credit card service company two months later. I immediately paid the balance over the phone at that time, but the 30 days late credit item remains in my credit files. As you???ll note, this error is an isolated incident in my otherwise clean payment history.

Member Payment Dependent Notes Series 437489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437489	$2,800	$2,800	14.96%	1.00%	September 3, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437489. Member loan 437489 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,372 / month
Current employer:	Retired nurse	Debt-to-income ratio:	16.18%
Length of employment:	20 years	Location:	norton, VT

Home town:	Marlborough
Current & past employers:	Retired nurse, coos county nursing home
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to borrow $3,000 to take care of a few personal matters. My husband and I can make the monthly payments easily as we are retired and both recieve fixed payments from the government. Thank you, Donna Fuller

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$807.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $3K loan. I have questions requiring answers: 1. Reported $1,372 income to repay loan is 1 wage-earner? Or 2 wage-earners? 2. Housing, either mortgage (PITI) or rent, payment per month is $_____ ? 3. Total car payment(s) per month is/are $_____? 4. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone, total per month is $_____ ? (No need to itemize, only provide grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or Tax Return. If verification not completed within allotted 3 days then loan application is REMOVED. After verification completed upper-right hand section on-screen application "CREDIT REVIEW STATUS" will show asterisk (*). Contact Lending Club via email support@lendingclub.com or (866) 754-4094 8AM-5PM PST M-F. Advance thank you for expected reply answering my 4 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	Type your answer here. That is just my income, my husbands is not listed on here. Our house is paid in full. Car payment is $198.00, which i pay. My husband pays the utililties and food.
Hello, I was wondering if you could explain the delinquency from six months ago. Thanks and good luck	Type your answer here. I purchases a computer from dell. I guess I should have read a bit further into the interest rates. I must have this thing paid off 3x over and still owe a bit on it. So i tried to see if I could send it back and just flat out buy a new one. when they said no I started to pay it off again. it is only 15.00 a month i was just really frustrtated when i found out exactly how much i was paying for it. by not paying or sending it back i realized i was only going to hurt myself and credit so i brought it back on track. thank you

Member Payment Dependent Notes Series 437519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437519	$4,000	$4,000	8.59%	1.00%	September 4, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437519. Member loan 437519 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	R E LEE ELECTRIC CO. INC.	Debt-to-income ratio:	21.85%
Length of employment:	2 years	Location:	WASHINGTON, DC

Home town:	SPRINGFIELD
Current & past employers:	R E LEE ELECTRIC CO. INC., United Parcel Service, Loudoun Electric
Education:	FAIRFAX COUNTY ACE APPRENTICESHIP

This borrower member posted the following loan description, which has not been verified:

The money will be used for consolidating bills from two health care institutions. The outstanding bills are from my spouse's and I first child. This idea for a small loan came to me recently. If i can get the loan at a low interest rate, and be able to pay it off in 36 months,that would help.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,733.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 437589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437589	$16,000	$16,000	8.94%	1.00%	September 8, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437589. Member loan 437589 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	SUPER FRESH/ A&P TEA CO. INC.	Debt-to-income ratio:	23.10%
Length of employment:	17 years	Location:	OCEAN VIEW, DE

Home town:	TRENTON
Current & past employers:	SUPER FRESH/ A&P TEA CO. INC., SHOPRITE FOOD MKTS.
Education:	University of the Sciences in Philadelphia

This borrower member posted the following loan description, which has not been verified:

I have good credit & have always paid my bills on time & over amount due when allowed. I am trying to build up a cash reserve quickly & would like to use a loan to reach goal.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,633.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 437605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437605	$5,000	$5,000	8.59%	1.00%	September 4, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437605. Member loan 437605 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	6.29%
Length of employment:	5 years	Location:	ANDOVER, MA

Home town:	Reading
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

looking for a short term loan to cover some unexpected expenses incurred due to relocation

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	36
Revolving Credit Balance:	$8,101.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you clarify what the loan will be used for - home improvement or relocation? Also, could you explain your delinquency from three years ago. Regards; Art	Hi-some of our furniture was ruined while in storage, the loan is to have it cleaned
$250,000.00 Annual income and you want to borrow $500.00? Please explan further. Thanks, DRW	Hi-we're looking to borrow $5,000. We just purchased a home, and had an unforseen disaster during the move--our furniture was ruined while in storage

Member Payment Dependent Notes Series 437645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437645	$5,000	$5,000	17.74%	1.00%	September 8, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437645. Member loan 437645 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Childrens Hospital of Phila	Debt-to-income ratio:	2.05%
Length of employment:	1 year	Location:	LANSDOWNE, PA

Home town:	Darby
Current & past employers:	Childrens Hospital of Phila, Family Chrysler Jeep
Education:	Delaware County Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to purchase new furniture for my new home. I am a single father of two boys and I am utilizing this loan to purchase needed furniture and other furnishings for my new home. I am a hard worker who has a strong credit history. I have made a few late payments in the past but they occurred when I had seperated from my ex wife and had lost my job at that time. I have no outstanding debt and even tho they were a few months late they were all satisfied in full. Since that unfortunate incident I have again proved my credit worthiness by not missing any payments and again building my credit even stronger. I also live with my girlfriend who is gainfully employed as a registered nurse. Thank you affording me this loan.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	4
Revolving Credit Balance:	$2,401.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you verify your income with LendingClub?	Type your answer here. Yes I can. I have check stubs for the last year if needed. No problem
What is the interest rate of your credit cards? What is your future income potential? Why did you get this debt? How will you control spending in the future?	I only have one major credit card, a platinum master card and it has a 9.99% fixed APR. The balance are dept store cards. My total CC balances total around $2700.00 amongst a total of 7 cards. I dont like to carry high balances. The highest limit on any of the cards is $700.00 and that is mainly school clothes for my 2 kids. My income potential does have room to grow as I have the ability to work as much OT as possible. I work at a busy hospital ER where we have PPROX 500 HRS OT per month available. I feel my spending is under control as I have a budget I work within. I just needed a bigger place to live and furniture/appliances are a necessity. This loan affords me the ability to purchase all at once at a reasonable monthly payment and within my budget.
How soon do you anticipate your credit card balances to all be a zero? What are you doing to make that happen? Thanks!	they should be all be paid down to $100.00 or less by December. Three of my credit cards have low balances so I will take the money budgeted for those to pay down the higher ones
Why don't you just make the purchases on your 9.99% master card instead of taking out a loan at 17.74%?	I wish I could but I dont have a high enough credit limit.

Member Payment Dependent Notes Series 437751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437751	$15,000	$15,000	13.22%	1.00%	September 4, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437751. Member loan 437751 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Mandel Communications	Debt-to-income ratio:	13.42%
Length of employment:	1 year 1 month	Location:	Santa Cruz, CA

Home town:	Santa Cruz
Current & past employers:	Mandel Communications
Education:	San Jose State University, Cabrillo College

This borrower member posted the following loan description, which has not been verified:

I am a single, young professional trying to get out of the credit card debt I incurred, while putting myself through college. I graduated from San Jose State University, with a degree in Art History and currently, have a steady, full time job, as an Executive Assistant and Logistics Manager. I make a good salary, and my living expenses are not extravagant (I don't have cable, I have an 97 Toyota, so no car payments, etc.). I am trying to pay off my credit cards as soon as I can, so that i can get out of debt and stay out of debt! Please feel free to ask me questions, and thank you for your interest in my loan.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,956.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $14,956.) Do you have any other outstanding debts, like student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Mandel Communications? (I am also curious as to your career goals, with having a degree in Art History?) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I will be using the loan to pay off all of my credit card debt. I do have student loans, but they are at a very low government rate, and will become my priority to payoff, after the higher interest rate loans. My monthly expenses total approximately $1600, including the student loan payments. In my current job, I am an administrative support the the CEO and CFO of the company, as well as manage logistics for the trainings the company puts on for large corporations all over the world. I also currently am going to trade school at night to become a fabric designer, which is much more in my field of interest- doing something creative. I love art, which is why I originally majored in Art History. Currently I have a small (less than $500) savings account, and a small 401k. I have no problem verifying my info with Lending Club, and will look into it. Thank you for your interest!
I am interested in your loan. Would you mind providing an itemized list of your monthly expenses, and also the total amount you are currently paying on your credit cards each month? Thank you!	My monthly expenses are: $1000-rent $60-cell phone $30-PGE (approx.) $300-student loans $300-food, gas, etc. (approx) Currently I pay about $600-700 per month to my credit cards. The rest goes to additonal student loan payment, savings, or incidentals- such as unexpected car repairs, medial bills, etc. Thank you for your interest!
I may not have figured this correctly - are you saying you are spending about $1800. per month on additional student loan payments, savings, and incidentals? Given that CC have higher interest rates than student loans, you might save money by paying extra on the CC before the student loans?	I actually only have about $500 a month left over (after taxes, and my credit card payments), which I then save, pay extra to student loans, etc. You are probably right, the higher interest rates would be better to pay off first. I should re-evaluate my student loan payoff schedule. Thank you for the thought provoking question!
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also you say you're studying. When you graduate are you planning on quiting your current job? Or will you pursue your artistic endeavor as a hobby/extra income? Thank you.	Thank you for the suggestion to have Lending Club verify my income. I thought it was part of the application process, but i will look into it further. Regarding my current studies, when I graduate I hope to be able to transition into a new career. Probably gradually transitioning from my current job to be a textile designer, full time. Thank you for the interest!
How long do you think you will be with your employer? Is your car in good condintion being a 97. Do you forsee any more vehicle expenses?	I think I will be with my employer for several years at least. They are a small company, but business is picking up, and I feel pretty secure in my position. Hopefully I will be here, until I finish my design school in a few years! My car is an older Toyota, but it runs great, and I don't forsee any car repairs in the near future. It only has about 100k miles, which i have heard is not that much for that type of car. Thanks for the question!

Member Payment Dependent Notes Series 437802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437802	$5,000	$5,000	13.92%	1.00%	September 3, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437802. Member loan 437802 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	nutrilite	Debt-to-income ratio:	3.22%
Length of employment:	3 years	Location:	anaheim, CA

Home town:	anaheim
Current & past employers:	nutrilite
Education:

This borrower member posted the following loan description, which has not been verified:

asap

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$412.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 437852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437852	$8,000	$8,000	11.14%	1.00%	September 2, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437852. Member loan 437852 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,778 / month
Current employer:	Ajilon Finance	Debt-to-income ratio:	17.71%
Length of employment:	2 months	Location:	Scottsdale, AZ

Home town:	Denver
Current & past employers:	Ajilon Finance, H & R Block, AZ Department of Revenue, New Vision International, Leslie's Swimming Pools
Education:	DeVry University-Arizona

This borrower member posted the following loan description, which has not been verified:

My friend and I are interested in renting a house and paying all of the rent upfront.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$954.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 437870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437870	$3,200	$3,200	13.22%	1.00%	September 8, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437870. Member loan 437870 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Gatehouse Management	Debt-to-income ratio:	12.08%
Length of employment:	3 years 10 months	Location:	miami, FL

Home town:	Miami Beach
Current & past employers:	Gatehouse Management
Education:

This borrower member posted the following loan description, which has not been verified:

I need a loan

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1972	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,479.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you be more specific about what you intend to do with the requested money? Thanks.	I have to change my Central AC unit.
Please contact Lending Club to verify your income, thanks.	Where?
Can you please contact Lending Club to verify income? Thanks.	Where?

Member Payment Dependent Notes Series 437890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437890	$4,800	$4,800	8.59%	1.00%	September 3, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437890. Member loan 437890 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Stark Industrial LLC	Debt-to-income ratio:	4.41%
Length of employment:	15 years 2 months	Location:	Apple Creek, OH

Home town:	Canton
Current & past employers:	Stark Industrial LLC
Education:	Kent State University-Stark Campus

This borrower member posted the following loan description, which has not been verified:

I'm putting in a new driveway at my home.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	78
Revolving Credit Balance:	$115.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. When are you planning on starting work on your new driveway? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Stark Industrial LLC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am going to start it when (and if) I get the loan, and I plan to install it myself with some friends who have the equipment and experience to do that type of work. My wife and I have a car loan for her 2004 Neon. That payment is $136.00 per month; I don't know the balance off-hand. I have a credit card that has a $2600 balance, I just made a $1000 payment on that, and I intend to have it paid off by the end of November. I am a repair technitian and building maintenance supuervisor at Stark Industrial LLC. We have aprox. $1000 in savings for emergency expenses. Our monthly expenses are aprox. $2200. I would be happy to verify my income.
Your credit data looks fine, but one minor black spot - it lists your past delinquency 78 month ago. Can you elaborate: what was the nature of this delinquency? How much money was not paid? Why did you fail to pay?	I was going through a divorce at that time. Everthing was paid back, only not on time unfortunately. I have worked diligently to clean that up!

Member Payment Dependent Notes Series 437894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437894	$6,000	$6,000	13.57%	1.00%	September 4, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437894. Member loan 437894 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Genereal Dynamics NASSCO	Debt-to-income ratio:	9.37%
Length of employment:	7 months	Location:	SAN DIEGO, CA

Home town:	Bangor
Current & past employers:	Genereal Dynamics NASSCO, JCPenney Corp.
Education:	Maine Maritime Academy

This borrower member posted the following loan description, which has not been verified:

I moved to California in February after I graduated Maine Maritime Academy in December. I accepted a job in San Diego working for General Dynamics. Before moving I had been a full time student and did not have any money saved up before the move. In order to make the move I had borrowed money from my parents. Now that I am off my feet with a steady income it is time to repay them.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$902.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 I'm interested funding $250 of your requested $6K loan. I have questions requiring answers: 1. Current position and brief job description at General Dynamics are ? 2. Is reported $4,833 income to repay loan 1 wage-earner? Or 2 wage-earners including either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (No need to itemize, just provide monthly grand total $.) Congratulations on gaduating from Maine Maririme Academy. Excellent school! You should contact Lending Club either by email support@lendingclub.com or (866) 754-4094 8AM - 5PM PST M - F to begin verification process both your employment and income. You may be asked to submit either Pay Stub, or W-2, or 1099, or latest Tax Return, etc. After verification completed your application will be changed from "Under Review" to "Approved". Benefits to borrower are loan fully funds faster and $$ proceeds can be deposited more quickly into your bank account. Good luck with your requested loan. Advance thank you for your expected reply answering my five questions. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Thank you for your interest. I am currently in a Management Training program with the company. It is typically a two year program (18mo left) that rotates you through the organization to give you a broad overview of each department. After the two years you are placed in a management role where you fit best or where the company needs you most. That income is from only myself, 1 wage and only includes base salary. I currently am renting an apartment with a rent of $975, but that is split between two people. I have no car payments, part of the requested loan will go towards the car I am driving now. In February I was driving a car that my family agreed would not make the 3,200 mile trip across country and because of that my mother handed over her car for me to take, in hopes that it would either get returned or I would pay for it in the future, which I plan to do with this money. Living expenses (not including the rent or student loans of 450/mo) I would estimate around $400? Thank you for the congratulations! And I will definitely look into contacting Lending Club with your suggestions. Thank you for your service as a Marine!
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for General Dynamics NASSCO? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	StocksMan, thank you for your interest. Most of your questions I hope I answered in the above response. As for the savings account, yes I do, $100 transfers over weekly from checkings to savings. And I am willing to verify Income with Lending Club, I will contact them. Thank you!
I am interested in funding part of your loan. Quick question - are you now working directly for GD, or is your position tied to your school in some way?	Hi CriticalMiss, thanks for your interest. I work directly for GD. I graduated school a semester early and got GD to move my starting date to February.

Member Payment Dependent Notes Series 437915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437915	$10,000	$10,000	8.59%	1.00%	September 4, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437915. Member loan 437915 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Franklin Educational Services	Debt-to-income ratio:	16.00%
Length of employment:	6 months	Location:	Santa Monica, CA

Home town:
Current & past employers:	Franklin Educational Services, Princeton Review, Louisa County School District
Education:	University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

My uncle is currently battling a terminal condition, and I was made a beneficiary of his will. We are trying to sell his house, and frankly the stress of the entire situation is a lot for me to handle as this is my first experience as a beneficiary. I'd like to have the money now so I can stop dealing with all of the financial aspects of my uncle's death and actually spend time with him. I am a private tutor, and as the school year approaches I will be able to create a flexible schedule that allows me to both sustain myself and maximize free time, and a loan for less than the amount of my inheritance would guarantee repayment and free me from these financial worries.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,185.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So do you see paying this loan back early or letting it go full term?	Not sure, to be honest, but it's a possibility to pay it off early, in the unfortunate case of receiving the money sooner.

Member Payment Dependent Notes Series 437923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437923	$3,200	$3,200	14.96%	1.00%	September 4, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437923. Member loan 437923 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	Business Control Systems	Debt-to-income ratio:	20.43%
Length of employment:	2 years 7 months	Location:	Dallas, TX

Home town:	Greensboro
Current & past employers:	Business Control Systems, Net Surant
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off 2 Credit Card that have a very hight interest.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	10
Revolving Credit Balance:	$6,552.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify income with lending club? Also, could you state the interest rates on the credit cards? Please break down the monthly expenses to help get a better idea. Thank you.	The current intererest rare Bank of America is 21.99% The other card if from WAMU the is now owned by Case is 23.99% Sure I can verify income with Lending Club. How far of a break down would you like?
Hi - Can you provide a breakdown of your monthly expenses? Please explain the circumstances of the delinquency indicated. Thanks.	Sure Here you go Rent is $865 Car Payment is $500 Electric is about $120 Groceries is about $250 Cable is $80 I think the delinquency is a missed payment that occurred by a mistake made when setting up auto bill pay.
Would you explain the delinquency 10 months ago?	this was answered in previous Q&A

Member Payment Dependent Notes Series 437930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437930	$5,000	$5,000	12.18%	1.00%	September 2, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437930. Member loan 437930 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	Bargain Beachwear	Debt-to-income ratio:	9.78%
Length of employment:	2 years 4 months	Location:	Myrtle Beach, SC

Home town:	Bogota
Current & past employers:	Bargain Beachwear, Banana Republic
Education:	Webster University, Horry-Georgetown Technical College

This borrower member posted the following loan description, which has not been verified:

I am trying to pay all my cards and debt i have. I am tired of paying high interest to financial institutions. up to today i I own 5000 dollars. I want to just consolidate my debt so I can be ready for next year when my student loan becomes active. I have never been late on any of my payments and Think I have a fair credit. Im sure with your help I will be able to pay my debt and reorganize my finaces. Im sure you will see I am a good borrower. Thank you

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,740.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you in college right now? If so, what are you majoring in? What are your career plans? Thank you; Art	I graduate already. I have a bachelor degree in Business management and a certificate in networking. But my recent degree is an MBA with emphasis in Human Resources Development. At this moment I am looking at different options for a job, I would like to work for a bigger company where give a better use to my education and take advantage of being bilingual in Spanish. In order to make all that happen I have to be prepare economically and that is why I???m trying to consolidate my debt. So when the opportunity comes I am prepared to take the next step in my career minimizing possible risks.
Have you stopped using the credit cards?	Yes, that is the point of getting this loan. I don???t even keep them with me anymore.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,740.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Bargain Beachwear? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes this loan would be to pay off my credit card debt. By the moment i get the loan that Amount of $5740 will be reduce in $ 200 this month. My plan is to pay 5000 teh remaining balance my sister will pay it in the next 3 to months. I do have my mortgage loan but the apartment pays itself. I rent it out and actually i make alittle profit ($100) not included in my monthly income. I also have a car loan. My expenses are like this: - Mortgage: $700 but rent it out for $800 - Rent: $370 - Utilities: $85 ( Total is 170 but roomate pay half) - Cell phone: $50 - Groceries: $250 - Dyining out: $100 (Is less than that now) -Car payment: $208 -Insurance: $110 ( It will go down to 70-80 in sept.. just got a quote, a ticket 3 year ago will go away) - Gas: $100 -Entertaiment: $80 - Credit cards: I pay about 250 - 300 a month That is why I ask for the loan. so i can pay only $166. It Will help my credit, give me more cash flow and money to save. At bargain Beachwear I am an assitnat buyer. I handle our vendors for 12 beach stores. I make Purchase orders, track shipments, follow inventories and buy item fro our stores. I do have a some savings they are around 1200 I keep half of it for emergency and teh other half I start buying product here so when i visit my family and friends in christmas i can sell them to them and make some extra cash. It only happen oncea year so most of the time my savings are 1200 and after selling hopes to be up. If you need to verify my income It wont be a problem. My two sources of income are bargain beachwear and Banana republic (part time job) youare welcome to call and verify any information.

Member Payment Dependent Notes Series 437959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437959	$5,000	$5,000	8.59%	1.00%	September 2, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437959. Member loan 437959 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Fowler Financial Services	Debt-to-income ratio:	14.16%
Length of employment:	2 years 8 months	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	Fowler Financial Services
Education:	Heald College at San Jose

This borrower member posted the following loan description, which has not been verified:

Hi I'm requesting this loan so I could pay down my bills.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,267.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using the entire amount of this loan to pay down your credit card debt? (Your credit history shows a revolving credit balance of $5,267.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Fowler Financial Services? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I will be using this loan to pay down my credit card debt. No I do not have anything other outstanding debt. Usually in a month I would spend roughly $500 dollars. I'm a bookkeeper at Fowler Financial Services. Yes I have a savings account.

Member Payment Dependent Notes Series 437977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437977	$12,700	$12,700	8.94%	1.00%	September 4, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437977. Member loan 437977 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Voxify Inc	Debt-to-income ratio:	13.63%
Length of employment:	6 months	Location:	HAYWARD, CA

Home town:	Hayward
Current & past employers:	Voxify Inc, Applera Corp-Applied Biosystems Group
Education:	Menlo College

This borrower member posted the following loan description, which has not been verified:

To Whom it may concern: I am trying to consolidate 3 credit card loans, of which I would like to borrow $12,700 to pay them off, then have one single payment to you on a monthly basis, the loan i would like is for a 12 month period as I can pay it off in 12 months, hoping for a lower rate as my current rate is 16 to 24%. I have really good credit rating and would like to keep it that way. My debt comes from cash advances from a friend borrowing my good credit lines and cash, that I used to know, and I no longer associate myself with him as he no longer is a friend and not paying me what he borrowed, so I am left with this debt.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,908.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using the entire amount of this loan to pay down of your credit card debt? (Your credit history shows a revolving credit balance of $21,908.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Voxify Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using the entire amount of this loan to pay off the credit card debt, thereby saving me on interest rate of 16 to 24% since i get 9% from lendingclub. no car loan, no student loan. my monthly expenses right now i am keeping to a minimum of roughly 500 for gas, tolls, food, etc. i work as an accountant. my savings of 8k was stolen by the same friend back in march, but i have a stable job that i love and they love me too, so will keep up with my savings, i make roughly 5,800 a month and am starting to save up again. willing to verify my income.
Please have your income verified and I will invest in your loan.	i will have that done shortly, thanks.
You mention a friend "ripping" you off? Without going into personal details, can you convince us that this person no longer has access to your finances? Are you trying to recover any of these funds via legal action? Beside the savings, do you have funds set aside for emergencies or retirement? You mention $500/month in expenses, which is very low, what are your rental costs? Finally, since you have only been at employed by Voxify for 6 months, can you explain your role there and if it is full-time? Thanks for your time and good luck with you loan request.	I have subscribed to credit alert/identity theft protection, and I check my credits every other month. This person no longer has access to my finance information. Funds are not recoverable. In short, he left me with a 26k debit, and stole 8k of my savings, i have since paid off 6k, and have 18k of it left, of which 6k is with 9% interest already. $500 a month personal expenses, gas, tolls, food, live at home, provide for my parents $1500/month. Full time accountant, I have budgeted everything out and would be able to finish paying off the 18k by May 2010, just need a bit of help with lower interest rate as my current 3 credit cards are 14, 16, and 24% due to cash advances. Thanks.

Member Payment Dependent Notes Series 437999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437999	$4,200	$4,200	14.26%	1.00%	September 4, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437999. Member loan 437999 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,126 / month
Current employer:	U.S. Army	Debt-to-income ratio:	12.11%
Length of employment:	12 years 7 months	Location:	Grovetown, GA

Home town:	Hampton
Current & past employers:	U.S. Army
Education:	Univerisity of South Carolina, Central Texas College

This borrower member posted the following loan description, which has not been verified:

I'm currently deployed to Iraq and wanting to use the loan to purchase this motorcycle as a gift for my wife. $2600.00 will be used to purchase the bike and $400.00 will be used to purchase protective posture gear

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	13	Months Since Last Delinquency:	3
Revolving Credit Balance:	$1,506.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see you asked for $4200, and outlined $2600 to buy the bike, and $400 for gear, but that's only $3000. What will the extra $1200 be used for?	To all concerned, when I went through the loan application process I originally requested $3,000.00 as I wrote in the brief description. When I got to the end of the process, I found out that I was eligible for more ($4,200.00) which would have allowed me to get her a better bike at $3,800.00 and then use the $400.00 for gear still. I failed to update my briefing at the end of the process after changing my amount. All of the money that I'm requesting is to purchase this bike and gear. Sorry for the confusion.
Good luck, and thanks for serving.	@GoGators - Thanks! I do what I do to protect your freedom and my families freedom. I live by the saying that Freedom Isn't Free! Have a bless day!
Thank u for your help with our freedom! Will you please verfiy your income and how did these 3 Delinquencies happen during the Last 2 yrs! Good luck suprising her	Thank you and your are more than welcome. Monthly I make $5,002.50 give or take where I'm living bc I get a different cost of living rate determine on where I'm stationed. As for the past due accounts, two situations happened when I was preparing to deploy and my wife and I was going through my transition to leave. She thought I was paying the accounts and I thought likewise. Eventually we realized neither was paying them. The last situation happened when I had to get a new ATM card through my bank. When I requested a new ATM, bc the magnet strip was coming off, I thought I would be able to use the same card to pay a bill on line but I couldn't. They issued me a new card with a different card number. If there are anymore questions, let me know.

Member Payment Dependent Notes Series 438069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438069	$3,000	$3,000	8.94%	1.00%	September 2, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438069. Member loan 438069 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,996 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	23.05%
Length of employment:	4 years 9 months	Location:	Miami, FL

Home town:
Current & past employers:	Department of Homeland Security (DHS)
Education:	Millersville University of Pennsylvania, University of Puerto Rico-Mayaguez

This borrower member posted the following loan description, which has not been verified:

I would like to consodilate some debts in order to pay them off

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,040.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $14,040.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Department of Homeland Security? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a mortgage in which I pay $1058 monthy; the only other debt I have is credit card debt which I would like to pay off. My official title with Homeland Security is Supervisory Agriculture Specialist; we preform inspectional work at ports of entry. I will be willing to verify my income, that is not a problem.

Member Payment Dependent Notes Series 438070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438070	$2,500	$2,500	14.96%	1.00%	September 3, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438070. Member loan 438070 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	United States Postal Service	Debt-to-income ratio:	9.66%
Length of employment:	14 years 1 month	Location:	Newport News, VA

Home town:	Hampton
Current & past employers:	United States Postal Service, Busch Gardens Williamsburg
Education:	James Madison University

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to pay for a vacation with my son before he begins his high school career. It is also to assist with moving cost. I am reliable to pay back the loan within 6 months because I am working as a employee for the United Stated Postal Service and I have been for 14 years. I am also a good candidate because I will be living with my parent for 6 months before I purchase my first home. (Thus saving the current 1200.00 per month that I pay for rent.)

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	5
Revolving Credit Balance:	$19,487.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 438125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438125	$6,000	$6,000	12.87%	1.00%	September 2, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438125. Member loan 438125 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Las Vegas Valley Water District	Debt-to-income ratio:	13.05%
Length of employment:	7 years 3 months	Location:	Las Vegas, NV

Home town:	Honolu
Current & past employers:	Las Vegas Valley Water District, U.S. Army
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

I want to pay off a credit card that recently raised my interest rate along with another debt I have with high interest. I have my employment check to bank and military retirement check to bank. Along with automatic loan payments you can be confident the loan will be payed.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,640.00	Public Records On File:	1
Revolving Line Utilization:	49.90%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please explain your public record from about 8 years ago? Regards; Art	Bankrupty discharged in Jan 2001. I had a couple years without a decent job after leaving the military.

Member Payment Dependent Notes Series 438145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438145	$2,400	$2,400	7.40%	1.00%	September 2, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438145. Member loan 438145 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Correlated Solutions, Inc.	Debt-to-income ratio:	5.89%
Length of employment:	2 years 1 month	Location:	Columbia, SC

Home town:	Chester
Current & past employers:	Correlated Solutions, Inc., Bose Corporation, Wal-Mart Stores
Education:	University of South Carolina-Columbia (USC)

This borrower member posted the following loan description, which has not been verified:

This loan is for a lawyer

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$151.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but I have a question. Can you provide a bit more information on the reason for your loan? Good luck!	I need to hire an attorney for a 1st offense DUI I recieved.
That doesn't explain anything. You are a lawyer? I dont think so. Do you want to hire a lawyer? If so what sort of legal issue is it?	I am a mechanical engineer, but I need an attorney for a first offense DUI. My credit score and salary should be sufficent for this small loan.

Member Payment Dependent Notes Series 438150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438150	$10,000	$10,000	16.35%	1.00%	September 8, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438150. Member loan 438150 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	bODY QUEST HEALTH & PERFORMANCE, LLC	Debt-to-income ratio:	11.52%
Length of employment:	2 years 4 months	Location:	STERLING, CO

Home town:	CASPER
Current & past employers:	bODY QUEST HEALTH & PERFORMANCE, LLC, PRAIRIE SCHOOL DISTRICT, BOISE CASCADE OFFICE PRODUCTS, NORTHEASTERN JUNIOR COLLEGE
Education:	ADAMS STATE COLLEGE

This borrower member posted the following loan description, which has not been verified:

I have recently expanded my personal/athletic training business by lease of a new facility and hiring 3 new trainers. I need a small amount of financing for additional education of these trainers and to expand our marketing campaign.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,873.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the $35k of revolving debt? Thanks.	Both of the revolving debt accounts are lines of credit thru the Bank of America. These were both opened when we were naive that they were revolving. They were used to consolidate student loans and a credit card debt from college. Unfortunately, the interest rates have risen and these have not disappeared as quickly as we would like. We do not abuse credit and actually have no credit cards. We had one visa, but we paid it off and cancelled it in July.

Member Payment Dependent Notes Series 438155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438155	$2,800	$2,800	14.96%	1.00%	September 4, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438155. Member loan 438155 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	College Square Getty	Debt-to-income ratio:	20.95%
Length of employment:	12 years 5 months	Location:	Holden, MA

Home town:	Worcester
Current & past employers:	College Square Getty
Education:	Assumption College

This borrower member posted the following loan description, which has not been verified:

Capital to buy inventory

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,167.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $2.8K loan. I have questions requiring answers: 1. Current position and brief job description at College Square Getty are ? 2. Reported $7,417 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing, either mortgage (PITI) or rent, payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone, total per month is $_____ ? (No need to itemize, only provide grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or Tax Return. If verification not completed within allotted 3 days then loan application is REMOVED. After verification completed upper-right hand section on-screen application "CREDIT REVIEW STATUS" will show asterisk (*). Contact Lending Club via email support@lendingclub.com or (866) 754-4094 8AM-5PM PST M-F. Advance thank you for expected reply answering my 5 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	1. I am a manager. I have been in charge of this station for the past 7 years. The owner is "absentee" and lives in Florida. 2. The income is just mine. My wife is a stay-at-home mom. 3. Mortgage is $660. 4. Car payment is N/A. Own a 2006 Dodge Caravan (wife's) - I have a company provided truck. 5. Expenses of about $3500 per month include school for children.
Hi - Are you taking out a personal loan to purchase inventory for the station? Thanks.	No, this is for my own business. I sell on eBay part-time and have an opportunity to purchase a large collection to resell. My eBay ID is "Zer-Oh"
Can you please talk about the $33k of revolving debt listed? Thanks.	We recently did some home improvements. We added a new kitchen addition and a central air conditioning system. The charges represent various charge cards, as well as our Sears loan for the A/C installation.
Could you please share some more details about your Ebay business? What do you sell and how profitable it is?	I sell model train items. Mostly craftsman kits. As a part time hobby/business, it makes money. It would never support the family or replace the station, but I have fun doing it. Last year we showed about $13,000 profit on $54,000 in sales after expenses. . I like to keep my profit at 25%, Although if product doesn't move within 60 - 90 days, I lower my margin.

Member Payment Dependent Notes Series 438203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438203	$1,000	$1,000	7.40%	1.00%	September 2, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438203. Member loan 438203 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Self-employed	Debt-to-income ratio:	6.65%
Length of employment:	5 years	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	Self-employed, San Francisco State University
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

My wife and I have about $7000 in credit card debt. some of the cards are high interest rate. We are looking to consolidate our debt so we can have one bill to worry about at overall a lower interest rate. Thank You.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,542.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Q for you - Your narrative says you have $7000 in credit card debt and your revolving amount is $ 8,400. Why are you only borrowing $1000 from Lending Club? Are you planning to only pay off a portion of a high interest card? Thanks!	I requested $7000 and for whatever reason Lending Club approved me for only $1000. The $1000 will allow me to pay off the worst of the cards, so it will still help immensely. As for the $8400, I think it's cause I didn't pay off a card that I usually do every month. I have that one covered this month.
You state that you have $7000 in credit card debt you'd like to consolidate, but have only requested $1000 from this loan. Why the discrepancy? Thank you.	I requested $7000 and for whatever reason Lending Club approved me for only $1000. The $1000 will allow me to pay off the worst of the cards, so it will still help immensely.

Member Payment Dependent Notes Series 438208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438208	$1,000	$1,000	7.74%	1.00%	September 2, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438208. Member loan 438208 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	VIP	Debt-to-income ratio:	21.52%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	VIP, Violence Intervention Program, Inc.
Education:	Stony Brook University

This borrower member posted the following loan description, which has not been verified:

I am currently seeking a loan for education credits in order to increase my current salary. My bank is willing to give me this small personal loan at almost a 13% fixed interest rate. Rather than have to pay the bank the additional interest I am looking into peer-to-peer lending here at LendingClub for the funds. Monthly payments should be low over a 3 year period so I have absolutely no problem in paying it back. I take great pride in maintaining good credit so that one day I may purchase a home. This is my first time getting a peer-to-peer loan online and look forward to investing in the future. Thank you all for your support.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,292.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 438223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438223	$5,000	$5,000	12.87%	1.00%	September 2, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438223. Member loan 438223 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Corestaff Services	Debt-to-income ratio:	3.00%
Length of employment:	5 months	Location:	BELLEVUE, WA

Home town:	SUVA
Current & past employers:	Corestaff Services, Cascade Risk Placement, Unigard Insurance
Education:	University of the South Pacific

This borrower member posted the following loan description, which has not been verified:

Hi there, I am looking to undertake a few courses that are not part of a specific university program. At this point, I am ready to update my skills in Website management and also project management. As I have not fully decided if I would like to pursue Web Management or the entire Project Management course, I decided I would take certain courses of each field to determine which of the two best fit my needs, my job and my qualification. I am currently working as a contract employee at Microsoft and I tend to use more project management at work but my interests are also in Website management. Therefore, due to my indecision on which path to choose, I am requesting a loan to assist me in making a great decision for my future as a qualification in either course would yield a great career in the job market. I value honesty, integrity and hard work and a loan at this point in time would greatly impact my stance on the career ladder. I believe my repayments will be done in accordance with the time frame you provide as I am currently working; I do not pay any rent as this is handled by my spouse and nor do I have any mortgages. Thank you.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,009.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about your $4k of revolving debt? Thanks.	Hi there. I confirm the $4k revolving debt on credit cards and also confirm that I have consistently maintained payments on ALL accounts. I can provide screenshots if account status if necessary. If you are seeing otherwise, please alert me immediately. If that is an issue, please advise asap so I can clear the amount that you need cleared prior to providing a loan. Thanks! Nina

Member Payment Dependent Notes Series 438224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438224	$8,000	$8,000	18.43%	1.00%	September 3, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438224. Member loan 438224 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,225 / month
Current employer:	Texas A&M University - Human Resources	Debt-to-income ratio:	9.86%
Length of employment:	4 years	Location:	Bryan, TX

Home town:	Dallas
Current & past employers:	Texas A&M University - Human Resources
Education:	Texas A&M University

This borrower member posted the following loan description, which has not been verified:

We have set a date of March 27, 2010 for our wedding. We have found a venue in Garland Texas where the ceremony and reception will be held. We have received an estimate of about $8k. This practically includes everything: the setup, wedding cake, groom cake, food etc. A photographer, apparel and other miscellaneous expenses such as stationery are not included in the $8K. As you will see, I work fulltime earning about $38K per year and my fianc??, Roland Rainwater earns about $35K per year. Thus, as a household, we will make about $70K per year. Also, my earning potential is increasing as I just graduated with my Masters (May 16) and will start a doctoral program on Monday, August 31, both at Texas A&M University, College Station. Rather than placing this debt on a credit card, we are hoping to get approved for this loan and have monthly payments, to be paid in full over the next several months.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$298.00	Public Records On File:	1
Revolving Line Utilization:	99.30%	Months Since Last Record:	44
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $8K loan. I have questions requiring answers: 1. Current position and brief job description at Texas A&M University are ? 2. Reported $3,325 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing, either mortgage (PITI) or rent, payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone, total per month is $_____ ? (No need to itemize, only provide grand total $.) 6. Credit report shows public record on file from 44 months ago either bankruptcy or lien. Please explain this public record issue. If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or Tax Return. If verification not completed within allotted 3 days then loan application is REMOVED. After verification completed upper-right hand section on-screen application "CREDIT REVIEW STATUS" will show asterisk (*). Contact Lending Club via email support@lendingclub.com or (866) 754-4094 8AM-5PM PST M-F. Advance thank you for expected reply answering my 6 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	Sure! First, thank you for exploring my inquiry further. 1.) I am a Recruitment Coordinator in Human Resources. My main functions are Dual Career (locating employment opportunities for spouses of newly recruited faculty and key administration), Diversity/Affirmative Action programs and career fair representation. 2.) $3325 is 1 wage-owner only (mine). 3.) Monthly rent is $580.00. 4.) Car payment is $303.00 per month. 5.) $650 for living expenses per month. 6.) In the Fall of 2005 I answered an advertisement in the school newspaper to sublet a bedroom in a two bedroom, 2 bathroom apartment rental with DanDan Wang, a foreign exchange student. When I moved in, I paid a deposit and the sublet fee. Our agreement was to split all bills. At the end of that semester (December 2005) an amount of rent was still due by apartment management. I paid the remaining balance on the apartment in full. Since I moved in on a sublet, the full rental deposit was returned to DanDan Wang only. Later in February I was sued by the former roommate for not paying the last portion of the bills. DanDan Wang won judgment as she had proof of all bills (the apartment lease and utilities were in her name). While I felt the judgment was made in error, I still was obligated to pay the balance; it was the right thing to do. I earned the full payment the following month and contacted DanDan by phone and email ??? no response. Later, I called her boyfriend at the time and he indicated that she had returned to China. Every few months since then I have sent emails to DanDan for payment but receive no response. I have answered this charge as responsible and effective as I know how.
I'm interested in investing in your loan but have a few questions for you. Could you explain the public record on your credit report? Do you have a savings account? What are your total monthly expenses (rent, utilities, food, etc.)?	Sure! First, thank you for exploring my inquiry further. 1.) In the Fall of 2005 I answered an advertisement in the school newspaper to sublet a bedroom in a two bedroom, 2 bathroom apartment rental with DanDan Wang, a foreign exchange student. When I moved in, I paid a deposit and the sublet fee. Our agreement was to split all bills. At the end of that semester (December 2005) an amount of rent was still due by apartment management. I paid the remaining balance on the apartment in full. Since I moved in on a sublet, the full rental deposit was returned to DanDan Wang only. Later in February I was sued by the former roommate for not paying the last portion of the bills. DanDan Wang won judgment as she had proof of all bills (the apartment lease and utilities were in her name). While I felt the judgment was made in error, I still was obligated to pay the balance; it was the right thing to do. I earned the full payment the following month and contacted DanDan by phone and email ??? no response. Later, I called her boyfriend at the time and he indicated that she had returned to China. Every few months since then I have sent emails to DanDan for payment but receive no response. I have answered this charge as responsible and effective as I know how. 2.) Yes, I have a savings account. I save monthly with my savings account at Aggieland Credit Union; $100 monthly in TDAmeritrade online. Both savings accounts were depleted in February 2009 when I purchased new (used) vehicle. My former vehicle that I owned outright was totaled in a car accident. That was valued at $3300 dollars and I added $3000 to purchase a vehicle that cost about $14K. The car accident and purchase was unexpected as I had planned a mandatory course related conference trip (Academy of Human Resource Development) to Washington DC that cost about a sum of $1,000.00 that same month. I had not applied for a loan because I had it at that time in savings. Monthly Rent $580.00 Car Payment $303.00 Utilities $100.00 Rental Insurance $25.00 Food $225.00 Cell Phone $150.00 Cable & Internet $115.00 Total $1,498.00
Will you explain the public record?	Sure! First, thank you for exploring my inquiry further. 1.) In the Fall of 2005 I answered an advertisement in the school newspaper to sublet a bedroom in a two bedroom, 2 bathroom apartment rental with DanDan Wang, a foreign exchange student. When I moved in, I paid a deposit and the sublet fee. Our agreement was to split all bills. At the end of that semester (December 2005) an amount of rent was still due by apartment management. I paid the remaining balance on the apartment in full. Since I moved in on a sublet, the full rental deposit was returned to DanDan Wang only. Later in February I was sued by the former roommate for not paying the last portion of the bills. DanDan Wang won judgment as she had proof of all bills (the apartment lease and utilities were in her name). While I felt the judgment was made in error, I still was obligated to pay the balance; it was the right thing to do. I earned the full payment the following month and contacted DanDan by phone and email ??? no response. Later, I called her boyfriend at the time and he indicated that she had returned to China. Every few months since then I have sent emails to DanDan for payment but receive no response. I have answered this charge as responsible and effective as I know how. 2.) Yes, I have a savings account. I save monthly with my savings account at Aggieland Credit Union; $100 monthly in TDAmeritrade online. Both savings accounts were depleted in February 2009 when I purchased new (used) vehicle. My former vehicle that I owned outright was totaled in a car accident. That was valued at $3300 dollars and I added $3000 to purchase a vehicle that cost about $14K. The car accident and purchase was unexpected as I had planned a mandatory course related conference trip (Academy of Human Resource Development) to Washington DC that cost about a sum of $1,000.00 that same month. I had not applied for a loan because I had it at that time in savings. Monthly Rent $580.00 Car Payment $303.00 Utilities $100.00 Rental Insurance $25.00 Food $225.00 Cell Phone $150.00 Cable & Internet $115.00 Total $1,498.00
08.30.2009 Thank you for your reply concerning Public Records on File issue I will be funding $250 portion of requested $8K personal loan for Wedding Venue expenses. From your explanation provided it certainly appears that you have exhausted all possibilities remedying situation with former roommate, But with other party involved now living in China that makes final resolution impossible. This Public Records Issue probably won't prevent your Wedding Venue personal loan from being fully funded, promissory note issued and funds disbursed. But in future Public Records Issue could pose BIG problems for you especially if you ever want to buy a home and finance a sizeable homeowners mortgage with either a bank, S&L or CU. I suggest that you hire an attorney to proceed with court action to have court judgnment expunged (removed) from public records. Semper Fidelis	Thank you.I will proceed accordingly.

Member Payment Dependent Notes Series 438233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438233	$3,000	$3,000	12.53%	1.00%	September 3, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438233. Member loan 438233 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,390 / month
Current employer:	MetLife	Debt-to-income ratio:	15.90%
Length of employment:	15 years 6 months	Location:	MONROE, CT

Home town:	Monroe
Current & past employers:	MetLife
Education:	Drew University

This borrower member posted the following loan description, which has not been verified:

I have an unexpected expense that I need to address and this loan will cover that. In addition, I expect to pay the loan off quicker than the requested amount of time listed (4 years).

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	42	Months Since Last Delinquency:	19
Revolving Credit Balance:	$16,183.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $3K loan. I have questions requiring answers: 1. Current position and brief job description at Met Life are ? 2. Reported $5,390 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing, either mortgage (PITI) or rent, payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone, total per month is $_____ ? (No need to itemize, only provide grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or Tax Return. If verification not completed within allotted 3 days then loan application is REMOVED. After verification completed upper-right hand section on-screen application "CREDIT REVIEW STATUS" will show asterisk (*). Contact Lending Club via email support@lendingclub.com or (866) 754-4094 8AM-5PM PST M-F. Advance thank you for expected reply answering my 5 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	I work for a major life insurance company in their group insurance business working customer service, implementation and relations. Loan is for myself.
This is a three year loan. Do you anticipate paying it off faster than that? Can you give some background on the two delinquencies? Thanks	I anticipate paying loan off sooner than the 3 years. Any deliquencies were because of billing issues in receiving adequate bills. Everything paid to date at this time.
Can you please contact Lending Club to verify income? Thank you.	Income is $64,000

Member Payment Dependent Notes Series 438244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438244	$4,575	$4,575	17.74%	1.00%	September 4, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438244. Member loan 438244 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$917 / month
Current employer:	AMC Entertainment	Debt-to-income ratio:	8.84%
Length of employment:	3 years 9 months	Location:	Holland, MI

Home town:	Grand Rapids
Current & past employers:	AMC Entertainment
Education:	Baker College of Muskegon

This borrower member posted the following loan description, which has not been verified:

I am looking for a business loan in order to purchase inventory for my computer sales and service company. The business just started out doing repairs for home users and would like to be able to provide sales of complete systems (laptops and desktops) to customers. Our supplier prices are very low and all computers come with at least 90 day warranty to the end user. This will allow us to compete on price with big box stores in the area. I have excellent credit and pay all my bills on time. If you have any questions please do not hesitate to ask. Thank you for looking.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses?	Monthly mortgage is $216 Utilities are about $75 and student loans are $50
Is AMC entertainment your business, or do you work for them as well as for yourself?	I work for them myself as an employee as well as running my business.

Member Payment Dependent Notes Series 438256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438256	$12,000	$12,000	11.14%	1.00%	September 4, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438256. Member loan 438256 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	Our Children First	Debt-to-income ratio:	17.82%
Length of employment:	1 year 8 months	Location:	NEW SMYRNA BEACH, FL

Home town:	Daytona Beach
Current & past employers:	Our Children First, FirsTrust
Education:	Univeristy of Florida

This borrower member posted the following loan description, which has not been verified:

We have found a boat for sale by owner that is ready to go home today, and the owners have already received other offers. My husband and I do not have the funds at hand to make this purchase in it's entirety today, but will easily be able to pay off this loan if given to me. We recently spent our savings on home improvements and have not yet saved up all the cash that is needed for this purchase. My husband has owned our current home for four years and makes the mortgage payments on his own every month plus principal. I have a full time job where I take home almost $30,000 after bonuses, and I have no current loans in my name other than credit, and have a 2003 Jeep Liberty that I own that is completely paid off. I also own my own company doing table and chair linens for special events which has provided me with a second source of income when needed. We have been looking for a long time for a deal like this and are not sure how long it is going to be available to us. We are taking our first family vacation with our two year old son in a month to his grandparents mountain house and would love to take this boat with us, not to mention that this would be a great way for me to better establish my credit. Please help. You will not regret it.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,312.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 438271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438271	$2,000	$2,000	13.22%	1.00%	September 2, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438271. Member loan 438271 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Baptist Medical Center	Debt-to-income ratio:	9.77%
Length of employment:	1 year 7 months	Location:	Jacksonville, FL

Home town:	Elizabeth City
Current & past employers:	Baptist Medical Center, United States Marine Corps
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

This would be a short term loan, However, it is needed quickly. My daughter, a senior at the University of North Florida, was late completing the Federal Student Aid (FSFSA) request. The request is now complete, however, it will take the school 3 weeks to provide the information to my daughter's lender (Well Fargo). Once Wells Fargo receives the required information the money will be sent to the university and the college will issue a refund of the $2000. Upon receipt, the funds will be repaid. The loan has to happen quickly because she will lose the classes needed to graduate next year. Your help in this matter is greatly appreciated. Thank you

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,083.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Some lenders (my self included) do not want to bid on a loan that is very short term because we loose money (due to service fee). If you could keep the loan at least one year, Im more than happy to bid. Thanks, Dan	Neilrey, I truly thank you for your consideration but it appears that I now have the full loan amount covered. I am very grateful to everyone for their support. Thank you

Member Payment Dependent Notes Series 438332

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438332	$9,600	$9,600	14.61%	1.00%	September 8, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438332. Member loan 438332 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	GreenPath	Debt-to-income ratio:	15.09%
Length of employment:	3 years 3 months	Location:	Livonia, MI

Home town:	Detroit
Current & past employers:	GreenPath, Quicken Loans
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I am seeking out a 2 year loan to consolidate my credit cards. I hope to pay the loan off sooner. Right now I have a low Debt to Income Ratio but a lot of debt that I would like to consolidate so I know they are being taken care of and paid off. My goal would be to only keep on credit card with a higher limit active once they are paid off.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,565.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 438333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438333	$6,000	$6,000	8.94%	1.00%	September 3, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438333. Member loan 438333 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	BDO Seidman LLP	Debt-to-income ratio:	9.46%
Length of employment:	1 year 10 months	Location:	long island city, NY

Home town:	flushing
Current & past employers:	BDO Seidman LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, I'll be using this loan to finance my wedding. My fiancee and I will both be paying off this loan. We are both working professionals with stable careers. She is a brand manager at a huge beauty company and I am a CPA in one of the largest accounting firms in the US. Also, my credit score is excellent and I have never been late on a payment.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,298.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 438410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438410	$12,000	$12,000	12.53%	1.00%	September 4, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438410. Member loan 438410 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Macy's	Debt-to-income ratio:	9.92%
Length of employment:	4 years	Location:	CINCINNATI, OH

Home town:	Dayton
Current & past employers:	Macy's
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am interested in consolidating my debt so that I have it in one easy payment because I am looking to get a house in the near future.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,107.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $13,107.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Macy s? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will still have one credit card with a balance. I do have a student loan but my car loan is paid off. A rough estimate of my monthly expenses would be $1000. I am a Merchandise Team Manager with Macys, which is a Store Senior Executive. I do have a savings account. I am willing to verify my income with Lending Club.
Would you please provide an itemized list of your monthly expenses? Thank you.	I have a roomate so rent is $385 Utilities: $150 Student Loan: $100 Car Insurance: $90 Cell:$85 Credit card that will not be covered by this loan: $200
Thank you for your reply. I don't see food or transportation in your monthly expenses? Are there any other monthly expenses? Thank you.	I spend on average $100 month on gas $250 month on groceries I do not have any other expenses. Thank you.
Can you talk about how you accrued the debt? Thanks.	The debt first started in college and then was mostly accrued due to unexpected medical expenses. Thank you.
Thank you for your reply. So then your actual monthly living expenses are about $1360.? I am confused - it seems that you have about $2000. "extra" money each month, yet your credit balance is showing as $13,107.00. What am I missing? Thanks in advance for your reply.	My take home after taxes and insurance is only $2480. I did not include what I am actually paying on my credit cards a month, only included what I would be paying still after this loan would be approved. I currently pay $700 on credit cards without barely making a dent due to high interest rates. This leaves me only about $340 a month for any unexpected expenses/ savings. If this loan would be approved I would be paing $410 to this and $200 to the last card I will have while making a big difference due to a lower interest rate. Thank you.

Member Payment Dependent Notes Series 438411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438411	$20,000	$20,000	12.18%	1.00%	September 8, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438411. Member loan 438411 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Navy	Debt-to-income ratio:	13.79%
Length of employment:	8 years 2 months	Location:	SCRANTON, PA

Home town:	Throop
Current & past employers:	United States Navy
Education:	Chaminade University of Honolulu

This borrower member posted the following loan description, which has not been verified:

Consoldation of my debt into one payment. I am currently in the United States Navy

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,947.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping you with your loan. Could you verify your income with lending club? I think its as easy as getting your W-2 off mypay and sending it to LC. Youd have to contact LC for the details. What are you monthly living expenses? No need to itemize, just a grand total will do. Do you have any type of emergency fund? US Navy here, currently over in Iraq. Good luck with your loan.	Total Bills = 1210/m not to include cell, water, gas, heat <utilities split by 2>
Why are you requesting for about $3000 more than revolving balance shown above?	I just recently had a death in the family (my sister) and my savings + one of the loans is for her funeral. I always wanna make sure I have money for a rainy day. Hopefully you understand that... and it makes sense?
What is your paygrade? If enlisted: (1.) Have you had a Captain's Mast during your current enlistment? (2.) Have you had any fitness test failures during your current enlistement? (3.) When does your current enlistement contract expire? If within next three years, has your career counselor informed you that you are eligible for re-enlistment? What is your rating? If officer, what is your designator? Good luck!!	E5, #4 of 98(top 8 get rcap'd), Jan 16th will be an E6 due to the RCAP program I am a recruiter, never been to mast, 4.0+ evals, never failed a prt, and DEC 2011 is when I am up for reenlistment, which I plan on 20 (sorry to be so vague). I dont like giving out alot of information, does this help?
Thanks. You gave me just enough info to help me know that you do in fact have job security w/ the military. I have bid on your loan.	Thank you!

Member Payment Dependent Notes Series 438418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438418	$12,000	$12,000	8.94%	1.00%	September 3, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438418. Member loan 438418 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,924 / month
Current employer:	TSI	Debt-to-income ratio:	11.01%
Length of employment:	8 years	Location:	SAINT PAUL, MN

Home town:	St. Paul
Current & past employers:	TSI, EcoWater Systems, Weyerhaeuser Corp., Unisys Corp., All Nation Insurance, Dairyland Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

My sole intention for the use of these funds is to pay off credit card debt. I have been paying my bills on line. I ALWAYS pay my bills. If nothing else I am honest. At a moments notice I can list for you any number of people to vouch for my ethics. I am a good hard working person. I have worked since I was 17 years old and am now 52. I am doing this on my own as these bills are mine and not that of my husband. I have raised two children on my own. NO WELFARE! I don't know what I can say to convince you that I am a good candidate for this loan. I am in unfamiliar territory here. Perhaps if you asked me questions. I am a factory worker and this writing is not my forte. These creditors keep raising the interest and it is just to much. There is no human contact when I call them. I have tried asking them to lower the interest but to no avail. One cannot reason with machines. I so want these debts paid off. Please, can you help?

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,819.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $500 portion of your requested $12K loan. I have questions requiring answers: 1. Current position and brief job description at TSI are ? 2. Reported $2,924 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing mortgage (PITI) payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (No need to itemize, provide only grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application removed. After verification completed upper-right hand corner on-screen application "CREDIT REVIEW STATUS" will show an asterisk (*). Lending Club email address support@lendingclub.com ; phone (866) 754-4094 8-5 PST M-F. Your credit score/history is superb. You are correct; it is impossible to talk to either machines or to foreign call-centers where people are merely reading from a pre-written script. Very frustrating indeed! Advance thank you for expected reply answering my 5 questions. Good luck with fully funding your requested loan. Semper Fidelis (U S Marine Corps Motto)	1. I am an assembler 2 at TSI. We manufacture products that count particles in the air. We are very busy now due to the H1N1. I solder, assemble, write procedures, train, calibrate our instruments, back up as lead. 2. My husband works at Tousley Ford as a senior master technician. He has been there for approx 20 yrs. So there are 2 wage earners, however this loan is for me not him. 3. We keep our incomes seperate. He pays the house pymt. 700.00 per month. 4. Our vehicles are paid in full. 5. My husband handles the following; Insurances, water, heat, property taxes, his own gasoline, his own medical & dental, his own hobbies. My husband has NO credit card debt. I pay food, my gasoline, telephone, entertainment, my own medical & dental bills, and my own hobbies . I estimate my total is approx: 1000.00 per month. Credit cards alone right now I am paying approx. $515.00 per month. With the consolidation It would drop the interest very much and close to 200.00 off seach month. My husband and myself married late, he was established in his lifestyle and preferred no changes to that lifestyle. I respect his wishes. We do have each other if needed but I really try to do things myself. Thank you for your consideration, I do hope this answers your questions. Debra Toensing
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $13,819.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Are your children out of school? And, do they still live with you? Can you give a short description of the type of work you perform for TSI? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This should be enough to pay off all but approx. $1000.00. I have a JCPenney and a Chase Visa that have low balances remaining. The revolving credit balance you ask about I believe is for the "Teamster Credit Card" to which I owe under $9000.00 but my limit was much higher and I think that's the revolving amount because I don't owe any one company that one lump sum. Our vehicles are completely pain in full. No home equity loans. My children are 27 & 30 and on their own with their own families. They are not attending any school and they do not live with us. All my outstanding debts are credit card. I estimate I pay out approx. $1000.00 each month for gasolione, food, entrtainment, dentist, doctor, telephone. I probably pay approx. $ 515.00 in credit cards. At TSI (Trust, Science & Innovation) My responsibilities consist of assembly work ; soldering, microscope, unit assembly, training, back up lead. Our products are used for measuring particles in the air, military & hospitals are big customers. We do have a savings account with US Bank. My husband believes in once the money is in the savings it does not come out. We also have out 401k's. I am going to verify my income with Lending Club. My biggest concern for this consolidation is that I do not believe I should be paying the same in interest as I am paying for my actual owed amount. I cannot get them to lower the interest without an attorney & this seemed to be more practical. I hope I am clear with providing the answers to your questions. If there is anything at all, please, just ask. Thank you Debra Toensing
I will help fund your loan as soon as your income verification comes thru.	Thank you. I am waiting to hear from Lending Club , they need to explain to me what I need to do to verify my income. As soon as I know I will be doing this. Thank you again Deb Toensing

Member Payment Dependent Notes Series 438442

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438442	$1,500	$1,500	7.05%	1.00%	September 4, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438442. Member loan 438442 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Colorado Mountain College	Debt-to-income ratio:	16.24%
Length of employment:	1 year 4 months	Location:	Leadville, CO

Home town:	Atlanta
Current & past employers:	Colorado Mountain College, Lake County School District, Colorado Mountain College
Education:	University of Northern Colorado, Georgia State University

This borrower member posted the following loan description, which has not been verified:

I've got $1600 of credit card debt. It's not much but it seems to linger. I had a good percentage rate - 8%, and Cap 1 arbitrarily raised it to 11.9. I'm just looking for a better rate.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,830.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 438452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438452	$20,000	$20,000	11.83%	1.00%	September 8, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438452. Member loan 438452 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	State of Oregon	Debt-to-income ratio:	2.55%
Length of employment:	4 years 7 months	Location:	salem, OR

Home town:	Sioux Falls
Current & past employers:	State of Oregon
Education:	Willamette University Law, Atkinson Graduate School of Management

This borrower member posted the following loan description, which has not been verified:

1420 Sq ft to the house I've owned for 12 years. I am am acting as the general contractor and I have my contractors lined up to do the necessary pieces. I own my 2 vehicles, I have consolidated student loans that are 251/mo., my mortagage is (no 1st morgage) all is in a 15 year equity loan at 7.75%. The reason I am looking for a personal loan is because I do not have enough in savings to cover all the costs. I have a refinance ready to sign and close with Advantis Credit Union ($1250/mo for a 20 year at 5.7%) for my mortgage, but I will need to close a $25,000 equity line that i have a Zero balance one, this equity line is what I planned to use for the additional costs for the addition. So I have 2 scenarios... (1) I get fully funded and can have this loan (approx 670/mo + 1250 mortgage = $1920/mo) OR (2) I don't get fully funded and stay with my current mortgage and use my current 25KLOC $1769+350=$2119/mo........ Option 1 is obviously the way I want to go since it is lower payments and will be paid off in 3 years and will be enough to cover what I need for the addition. I hope to know either way quickly, as Advantis is waiting for me to close once I close my LOC from Chase, but again, I will not do that until I know I have the funds to finish my addition. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	56
Revolving Credit Balance:	$11,518.00	Public Records On File:	0
Revolving Line Utilization:	15.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $5050 portion of your requested $20K HIP loan. I have questions requiring answers: 1. Current position and brief job description at State of Oregon are ? 2. Reported $6,000 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing, either mortgage (PITI) or rent, payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (No need to itemize, provide only grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application removed. After verification completed upper-right hand corner on-screen application "CREDIT REVIEW STATUS" will show an asterisk (*). Lending Club email address support@lendingclub.com ; phone (866) 754-4094 8-5 PST M-F. Advance thank you for expected reply answering my 5 questions. Good luck with fully fudning your requested loan. Semper Fidelis (U S Marine Corps Motto)	(1) administer and negotiate the labor contracts for the State workforce that is unionized. (2) 1 wage earner. (3) My mortagage is (no 1st morgage) all is in a 15 year equity loan 1769. (4) I own my 2 vehicles (no payments) (5) 625.
I would like to help fund your loan, but have a few questions. What kind of home improvement project are you planning? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan, home equity loan or student loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the State of Oregon? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	A 1420 Sq ft addition. Plans should be finalized from the city this week, the designer and engineer are working through the last questions the city reviewer has. I am am acting as the general contractor and I have my contractors lined up to do the necessary pieces (alot of planning has gone into this and a number of excel sheets and msproject plan!)... excavation, foundation, framing, electrical, plumbing, insullation, drywall, mechanical, painting, roofing, etc...) No car loan, own my 2 vehicles, my mortagage is (no 1st morgage) all is in a 15 year equity loan. I have consolidated student loans that are 251/mo. I administer and negotiate the labor contracts for the State workforce that is unionized. I have savings that have been marked for this addition. Yes I would verify.
Would you please elaborate on the delinquency showing in your history, from about 5 years ago? Thank you.	It was just after graduate school, it took 3 months to land in my permanant career position (was working in a limited position for United Way to assist with their annual campaign) and was late on payments, but all was caught up immediately after and not late on anything since.
Can you please talk about the $11k of revolving debt? Thanks.	That is my Costco AE Card that I use throughout the month and pay the total due each month. I earn cash back and last year received 400+ from Costco and 400+ Cash.
Thank you for your response. I am funding part of your loan, and good luck on your project!	Thanks! I am very excited and look forward to the finshed addition!!
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you	I sent an email to see needs to be done, have yet to hear back. Thanks for your interest, Susie.
There was another loan request for User_528207 for $8,000 for wedding expenses. Was this your loan as well?	Nope, not me.. . This is my 1st time learning about lending club and trying it, I just discovered it this weekend and after verifying it was a legitimate company submitted my information.

Member Payment Dependent Notes Series 438501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438501	$10,000	$10,000	8.59%	1.00%	September 2, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438501. Member loan 438501 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	State of Florida	Debt-to-income ratio:	10.92%
Length of employment:	3 years 9 months	Location:	Kissimmee, FL

Home town:	Albany
Current & past employers:	State of Florida
Education:	Albany Academy, Eckerd College

This borrower member posted the following loan description, which has not been verified:

A young couple that needs a little help consolidating some debt to pay it off.

A credit bureau reported the following information about this borrower member on August 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,999.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $10K loan. I have questions requiring answers: 1. Current position and brief job description State of Florida are ? 2. Reported $3,417 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing mortgage (PITI) payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (No need to itemize, provide only grand total $.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application removed. After verification completed upper-right hand corner on-screen application "CREDIT REVIEW STATUS" will show an asterisk (*). Lending Club email address support@lendingclub.com ; phone (866) 754-4094 8-5 PST M-F. Thank you for expected reply answering my 5 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	Thanks for your help! I'll do my best to answer your questions: 1. I work for the Department of Environmental Protection and am an Environmental Supervisor II. I supervise 7 employees in the potable (drinking) water program in the Orlando area. 2. Reported income is mine. My wife is an animal trainer for SeaWorld and brings home ~$1,800/month. 3. Housing is $1,080/month. 4. Car is $318/month. 5. Other living expenses is ~$1,500/month. We both have very long drives to work! Again, thank you very much. My best friend is in the Marines - stationed at Cherry Point. I deeply respect the work you and all others in the armed forces do for us every day! Thank you!
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $6,999.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the State of Florida? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, thanks for your help! To answer your questions: 1. The debts served by this loan would be all credit card. The balance is higher now than what the credit report shows, probably a delay in reporting. 2. Other debts - we have a car and home loan. No student loans of home equity loans. 3. Total monthly expenses are ~$3,500. My wife's income is seasonal as she is an animal trainer at SeaWorld here in Orlando. 4. I work for the Department of Environmental Protection and am an Environmental Supervisor II. I supervise 7 employees in the potable (drinking) water program in the Orlando area. 5. We do have an emergency savings fund of $3,000 and retirement accounts with $20,000 + in assets. 6. Certainly willing to verify my income. I will start that process right away. Thanks for pointing that out! Again, thank you for your help!
Is the $3,417 just your income, or joint income? Also, can you provide a job description for both you and your spouse? Thanks.	Hi, The $3,417 is my income. My wife's income varies from $1,200 to $1,800 per month. I work for the Department of Environmental Protection and am an Environmental Supervisor II. I supervise 7 employees in the potable (drinking) water program in the Orlando area. My wife is an animal trainer at SeaWorld in Orlando and gets far more hours in the summer time than she gets in the offseason. Thanks for your help!
I'm interested funding your loan. I have questions requiring answers: 1. Current position at State of Florida? What does your spouse do and how long have they worked for their current employer? 2. How stable are your positions? 3. Reported $3,417 income to repay loan is 1 wage-earner? Or 2 wage-earners? 4. Housing mortgage (PITI) payment per month is $_____ ? 5. Total car payment(s) per month is/are $_____? 6. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? Total only please. 7. Have you submitted income for verification to Lending Club yet? If not will you please acknowledge that you are going to do that. Thank you	Hi! I hope these answer your questions: 1. I work for the Department of Environmental Protection and am an Environmental Supervisor II. I supervise 7 employees in the potable (drinking) water program in the Orlando area. I have been with the State for 3 years and 9 months. My wife works as an animal trainer for SeaWorld and has been there for about 3 years. 2. My position is very stable. Thankfully public health doesn't see many cuts! My wife's position is stable however her hours do fluctuate. She is currently coming off the busy season so her hours are expected to drop. 3. The reported income is mine. My wife makes from $1,200 to $1,800 per month. 4. Housing is $1,086/month. 5. Car is $318/month. 6. Living expenses are ~ $1,500 per month. 7. I have not done income verification yet. I just found out about it and I am going to start that right now. Again, thank you for your help!
Hi - If I understand correctly, your current monthly income (not counting your wife's) does not cover your monthly expenses. What are your current monthly payments for the credit card balances that will be replaced by this loan? Thanks.	Sorry for any confusion. We are putting just about whatever we can each month towards the credit cards. The majority of this comes from my wife's income ~$1,000-1,200 after we tuck some away for savings. My wife saw some unexpected cuts in her hours and we did not properly modify our spending to accomodate the change. We are hoping to use this loan to get out from under that burden and get things normalized again! Thanks for your help!
I will help fund your loan just as soon as I see the income verification come thru (it gives you the magic little "*" next to you income).	That's great, thank you! I have sent an e-mail to lending club to begin the process. Hopefully it will go through soon.

Member Payment Dependent Notes Series 438513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438513	$3,500	$3,500	11.83%	1.00%	September 2, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438513. Member loan 438513 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	T-Mobile	Debt-to-income ratio:	24.11%
Length of employment:	7 years 3 months	Location:	CANAL FULTON, OH

Home town:	Barberton
Current & past employers:	T-Mobile
Education:	University of Akron Main Campus, University of Akron Wayne College, Stark State College of Technology

This borrower member posted the following loan description, which has not been verified:

I live at home with my grandfather and mother, and would before the winter comes we would like to do some repairs to the house to prep ourselves. Looking at a roofing project, repair some siding, get some new windows for better insulation and possibly redo the insulation in the attic. I've kept a responsible credit history since I established it. I have never gotten myself into a predicament with debt that was unmanageable or out of hand and I have a stable job that I have kept for over 7 years now with no plans of leaving.

A credit bureau reported the following information about this borrower member on August 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	6
Revolving Credit Balance:	$2,979.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your requested $3.5 loan. I have questions requiring answers: 1. Current position and brief job description at TMobile are ? 2. Reported $4,750 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing mortgage (PITI) payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (No need to itemize, provide only grand total $.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application removed. After verification completed upper-right hand corner on-screen application "CREDIT REVIEW STATUS" will show an asterisk (*). Lending Club email address support@lendingclub.com ; phone (866) 754-4094 8-5 PST M-F. Thank you for expected reply answering my 5 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	1. I am a retail store manager for T-Mobile, I lead a sales team of 5 employees and am responsible for the daily running of my particular stores business, including but not necessarily limited to inventory control, goal attainment, and merchandising. 2. My income is based off of 1 wage earner. 3. No mortgage, live in my family owned home 4. Total car payments that roll to my name are $1090 5. Total living expense is roughly $1000 give or take, maybe $1500 the past two months, but usually I live pretty quietly
Can you please talk about the delinquency from 6 months ago? Thanks.	First Merit failed to send me a bill for a service charge they billed me for on a credit card I never use. The first I learned about the delinquency was when I got an alert from my credit monitoring service, it was paid to them as soon as I got the alert.

Member Payment Dependent Notes Series 438531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438531	$11,100	$11,100	8.94%	1.00%	September 4, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438531. Member loan 438531 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,875 / month
Current employer:	Cypress Communications	Debt-to-income ratio:	21.53%
Length of employment:	3 years 4 months	Location:	Tampa, FL

Home town:	fayetteville
Current & past employers:	Cypress Communications, Computer Associates (CA), AT&T Inc.
Education:	University of Central Florida

This borrower member posted the following loan description, which has not been verified:

Currently I have several credit cards that I would like to consolidate into one payment. The credit card company has raised my rate by 5 points. I have an excellent credit score 760 - 780 as well as an excellent credit history. This loan will make it easy for me to pay off these two cards, and make one simple payment each month. I am a professional with an excellent career/job. Please feel free to contact me with any questions. I will gladly verify income at your request.

A credit bureau reported the following information about this borrower member on August 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,429.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $46,429.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Cypress Communications? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Glad to answer. I have several credit cards in which my CC company decided to raise the rates on. I do have a car as well. I have no HELOC or student loans. As for my work, I am an operations manager who runs the state of Florida for my company. My company is a telecommunications company and I manage the operations side of the house. I have a team of direct reports that install, support and maintain the customer base. I am also responsible for the P&L's of the market and report up to a VP then directly to CEO. I have a savings account with over 10k for emergency and 60k in 401k in the event of a major emergency. I will call Lending Club today and verify income ASAP. Please let me know of you have any other questions. This loan will help me pay off one of the HIGH rate cards. I do plan on an accelerated payment plan on as well. I will be paying back more than the minimum payment on this loan each month.
Can you please talk about the $46k of revolving debt? Also, can you provide your job description? Thanks.	Glad to answer. I have several credit cards in which my CC company decided to raise the rates on. I do have a car as well. I have no HELOC or student loans. As for my work, I am an operations manager who runs the state of Florida for my company. My company is a telecommunications company and I manage the operations side of the house. I have a team of direct reports that install, support and maintain the customer base. I am also responsible for the P&L's of the market and report up to a VP then directly to CEO. I have a savings account with over 10k for emergency and 60k in 401k in the event of a major emergency. I will call Lending Club today and verify income ASAP. Please let me know of you have any other questions. This loan will help me pay off one of the HIGH rate cards. I do plan on an accelerated payment plan on as well. I will be paying back more than the minimum payment on this loan each month.

Member Payment Dependent Notes Series 438571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438571	$9,600	$9,600	13.22%	1.00%	September 8, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438571. Member loan 438571 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Sheraton	Debt-to-income ratio:	4.91%
Length of employment:	3 years 6 months	Location:	GLASSBORO, NJ

Home town:	Rochester
Current & past employers:	Sheraton, Marriott International
Education:	Mercyhurst College

This borrower member posted the following loan description, which has not been verified:

Hello everybody! I am going to use the money requested to pay off all mine and my wife's credit card debt. I would like to reduce all the different interest rates and have only 1 payment a month. I have not had a late payment in over 7 years according to my FICO report. My #1 goal is to have a FICO score of 750 plus. I am almost there but I believe this will help me reach that goal quicker. Thanks for the consideration.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	80
Revolving Credit Balance:	$1,664.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you explain why your credit card utilization is so high? Best of luck on your loan; Art	The reason my credit card utilzation is so high is I had to pay off a medical bill for one of my children. We just switched over to a HSA account at work and one of my twins got very sick. Being the the HSA account was new there wasn't much money in the account to cover the cost so we had to pay the remainder out of pocket. I'm not a big fan of credit cards to begin with but in this situation we had no choice. Thanks for the consideration.
I'm interested funding $250 portion of your $9.6K requested loan. I have questions: 1. Current position and brief job description Sheraton Hotels are ? 2. $10,000 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	1. I am the Convention Service Director 2. 2 wage earners. 3. $2,000 (Taxes in NJ are astronomical) 4. 412.00 5. Around $1400. Thanks for the consideration.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Current balances? Interest rates?) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Sheraton? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	All the debts a credit card debts. 2 are mine and the rest are my wife's. They are cards from Capital one(2), HSBC, Gap, Victoria's Secret, Macy's, Old Navy, Best Buy. Rates run from 15% up to 29%. I do have a car loan the has about $5700 left to be paid, no home equity loans, and I pay $52 a month for school loans. Monthly expenses are around $4,000. I an the Director of Convention Service at the Sheraton. Basically I plan meetings(over$8,000,000 a year) and run a crew of 30 employees. I do have a savings account with emergeny money if needed. I would be happy to verify my income to Lending Club. Thanks for the consideration.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	I just spoke with the credit department and my W2 will be sent out today. Thanks!

Member Payment Dependent Notes Series 438605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438605	$1,000	$1,000	7.40%	1.00%	September 2, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438605. Member loan 438605 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	0.00%
Length of employment:	5 years	Location:	athens, TX

Home town:	Orange City
Current & past employers:	Sears Holdings Corporation, Sears Holdings Corporation
Education:	Universal Technical Institute of Texas Inc

This borrower member posted the following loan description, which has not been verified:

small home improvement project loan

A credit bureau reported the following information about this borrower member on August 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,108.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 438614

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438614	$6,000	$6,000	8.94%	1.00%	September 8, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438614. Member loan 438614 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Foxwoods Resort Casino	Debt-to-income ratio:	23.18%
Length of employment:	6 years 11 months	Location:	Plainfield, CT

Home town:	Postville
Current & past employers:	Foxwoods Resort Casino
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

As soon as I've gotten my first credit card I've made some purchases, took exotic vacations and my CC debt has escalated quickly. I do not use any of my CC at the time and just use cash. I would like to get rid of my debt in the next 2.5 years. I'm also a small lender which joined in december 08. Thank you for your interest.

A credit bureau reported the following information about this borrower member on August 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,323.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using the entire amount of this loan to pay down your credit card debt? (Your credit history shows a revolving credit balance of $22,323.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Foxwoods Resort Casino? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The entire $6000 will be going towards the revolving credit balance. The rest of the balance is below 8.99%. I have a car loan which I owe $4500 on. I pay $700 rent, $90 cable and internet, $60 cell phone, $60 electric (approximate), $280 car, $120 insurance, $450 on credit cards. I'm a salaried F&B employee. I have a savings account and emergency fund enough for 6 months if I am unemployed. I will contact lending club to very my income. Thanks for the question and your interest.

Member Payment Dependent Notes Series 438637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438637	$3,200	$3,200	7.74%	1.00%	September 2, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438637. Member loan 438637 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Federal Express	Debt-to-income ratio:	17.33%
Length of employment:	17 years 3 months	Location:	Seminole, FL

Home town:	Bronx
Current & past employers:	Federal Express, Electrician
Education:

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and an opportunity to buy a wave runner at a great price, I'm looking for a low interest rate for the purchase to be worth it for me. So I am basically shopping interest rates.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,719.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 438660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438660	$3,000	$3,000	13.22%	1.00%	September 4, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438660. Member loan 438660 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Bright Horizons Childcare	Debt-to-income ratio:	3.50%
Length of employment:	2 years 1 month	Location:	BRONX, NY

Home town:
Current & past employers:	Bright Horizons Childcare
Education:	CUNY Bronx Community College

This borrower member posted the following loan description, which has not been verified:

Wanting to fix things up around the house.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,351.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. I noticed that you entered Rent under Home Ownership, do you own another home you are planning to work on? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Bright Horizons Childcare? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My husband and I don't own a home, we live in an apartment and are actually seeking the loan to purchase furniture, have a new paint job, etc. I recently had a child and am about to return from my maternity leave, but before I do we would like to complete our little renovation. I am employed as a full-time infant teacher. We do not currently have a car loan or any other outstanding debit except for two credit cards which have fairly low balances. Total CC debt is about $2,000, which is about 20% of our total credit available. Monthly expenses are generally just rent and basic utilities.

Member Payment Dependent Notes Series 438692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438692	$2,300	$2,300	8.59%	1.00%	September 3, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438692. Member loan 438692 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Commission Junction	Debt-to-income ratio:	0.98%
Length of employment:	1 year 6 months	Location:	Santa Barbara, CA

Home town:	Santa Monica
Current & past employers:	Commission Junction, UCSB
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Hello! I am interested in the p2p lending concept and trying out Lending Club out of curiosity to see how it works. I will be going back to Graduate school next month and I would like to pay off the remaining balance of my credit card, half of which was used to purchase my very first laptop for school. Having a fresh start and automatic payments with a low interest rate would be great (my card is now at 22%!). Thank you for your consideration!

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,868.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 438694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438694	$5,000	$5,000	8.94%	1.00%	September 3, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438694. Member loan 438694 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	ryan herco	Debt-to-income ratio:	15.02%
Length of employment:	3 years	Location:	LAKE OSWEGO, OR

Home town:	phoenix
Current & past employers:	ryan herco, Arcadis G&M
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I am looking to get a loan to consolidate my debt at a lower interest rate and also to obtain extra cash for a possible move in the next few months.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	39
Revolving Credit Balance:	$3,657.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you planning on moving across town or across country and what is your job at Ryan Herco? Also, could you explain your delinquency from about 3 years ago? Thank you; Art	Ryan Herco is industrial plastics distributor. I am an insdie sales rep for them. The potential move would be to the San Diego area. A previous employer is in the process of making me an offer (worked for her for approx 4 years out of college). The position is in the environmental consulting field, and would allow me to go back to school. UCSD and SDSU offer a joint doctoral program in environmental enginnering, which is the direction I would like my career to moving in. As for the delinquency, I'm not sure. Are there any further details provided? I haven't looked at a detailed credit report in quite a while. I'd be more than happy to provide info if there are any further details to jog my memory. Thanks.
I would like to help fund your loan, but have a few questions. Why are you planning on possibly moving in the next few months? And if you move, will you be leaving your current job? Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,657.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for ryan herco? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The move would be to the San Diego area for a position at an environmental consulting firm. I was previously employed with the owner of the firm for approx 4 years out of college. The job and the move would allow me to go back to school for a doctorate in environmental engineering (SDSU and UCSD offer a joint program). The loan would completely pay off my credit card debt and give me a little extra for the potential move. The only other outstanding debt is my car payment of approx $375/ month. Currently my monthly expenses are roughly $1025. Breakdown is as follows: $420 for rent, $80 for phone, $50 for gym, $375 for car, $100 for car insurance. My current position at Ryan Herco is as an inside sales rep. Essentially, I provide technical assistance for customers and coordinate pricing, availabilty, and delivery with various manufacturers that we distribute. I do not currently have a savings account. I keep a couple thousand in my checking account as a reserve, but do not have a separate savings account. I would be happy to verify income with Lending Club. Let me know if this would be necessary for you to help fund my loan. Thanks

Member Payment Dependent Notes Series 438743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438743	$20,000	$20,000	18.43%	1.00%	September 8, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438743. Member loan 438743 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,625 / month
Current employer:	RSUI Group, Inc.	Debt-to-income ratio:	1.77%
Length of employment:	4 years 9 months	Location:	Atlanta, GA

Home town:	Atlanta
Current & past employers:	RSUI Group, Inc.
Education:	DeVry Institute of Technology & Keller Graduate School of Management-New York, DeVry University-Georgia

This borrower member posted the following loan description, which has not been verified:

I would like to avoid M.I.P. on my upcoming mortgage. By adding these funds to my down payment, I will be in a much better position on my mortgage.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,765.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you borrowing from your mortgage lender? What rate? What would that rate be if you had to pay mortgage insurance? Is it fixed rate or ARM?	80% LTV on 500k 5.5% / Fixed The rate was not as major as the cost of M.I.
Just curious what your monthly mortgage payment will be after the purchase of your residence. Thanks.	$2400
Your loan request sounds reasonable. I'd like to help fund your loan, but would appreciate if you would provide a few more details regarding your request. What is the purchase price of the home you are buying? How much do you intend to pay as a down payment? What will be your monthly mortgage amount? I assume the numerous credit inquires over the past 6 months are from shopping around for a mortgage rate? Thanks in advance for your responses.	500k and I'm putting 20% down. Payment will be 2400 @ 5.5. And yes, the inquiries are shopping on two different occasions. Thank you for your consideration!
Hi, I just want to confirm that you are putting this 20k towards the 20% down payment to avoid PMI ? Does this mean that you are putting 80k of your own to come up with the 100k down payment ? Thanks...	Correct
I notice that this is a relisting of a previous request. Could you explain what happened with the first listing? Thank you.	I'm glad you asked! After my verification, I informed the LendingClub representative that I was surprised at how high the rate and fee was in relation to my DTI and credit. I mentioned that I would like to see about getting it reduced to something closer to the advertised rate or I may consider a cancellation. He submitted this and 2 days later my account was canceled. I replied to the email notification asking why, with no response. I finally called at the end of that day and spoke with a woman who said that she canceled it based on the rep's email. Then after reading my reply to the cancellation, she realized that the rep's email said "may cancel". Very bad business on two counts and makes me question this service. However, until I get a better offer, I'm riding it out.

Member Payment Dependent Notes Series 438753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438753	$8,000	$8,000	12.18%	1.00%	September 8, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438753. Member loan 438753 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Valley Ambulance Authority	Debt-to-income ratio:	4.16%
Length of employment:	4 years	Location:	Aliquippa, PA

Home town:	Coraopolis
Current & past employers:	Valley Ambulance Authority, UPMC, Priority One EMS, Taco Bell
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

To help pay for our wedding costs and honeymoon expenses.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,820.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Congratulations on getting married! You currently have a credit card balance of $5,820.00. How do you plan to pay this off? Does your spouse have debt payments? Have you discussed how to handle these together once you are married? Thank you.	My plan is to free up wedding expenses with this loan and focus on repayment of my card balance asap. My fiance does have previous school loans he is repaying. We do have a plan underway with proper budgeting.
How much is your current monthly rent? What are your current minimum monthly payments on your cards?	My current rent is $830 per month. My minimum monthly payment is $104 on my card.
May I ask how long you and your fiance have been together and whether this loan is something you and he agree on?	We have known each other for 4 years, been together for 3. We both agree on this loan.
Can you please explain what you do at Valley Ambulance Authority and if you plan to quit the job after you get married. Thanks!	I work as a Paramedic. I plan to continue working full-time after being married.

Member Payment Dependent Notes Series 438759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438759	$5,000	$5,000	13.22%	1.00%	September 8, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438759. Member loan 438759 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	home depot	Debt-to-income ratio:	10.14%
Length of employment:	3 years	Location:	pt st lucie, FL

Home town:	Abington
Current & past employers:	home depot
Education:	indian river community college

This borrower member posted the following loan description, which has not been verified:

debt consolidation

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	58
Revolving Credit Balance:	$5,881.00	Public Records On File:	1
Revolving Line Utilization:	82.80%	Months Since Last Record:	80
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give us an idea of what type of debt you are trying to consolidate? Also, what is your position with Home Depot?	i wish to consolidate credit cards. i am a clerk at the home depot
I'm interested in participating in your loan. Could you please shed some light on monthly expenses and your one delinquency on file. Thanks and best of luck.	monthly expenses are at approximately 40% of my take home pay (excluding your loan). the delinquency issue was with citibank 5yrs ago over an increase in my apr from 14 to 29 pct. the account was paid in full and closed. thank you for your help in obtaining my loan.

Member Payment Dependent Notes Series 438763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438763	$7,200	$7,200	8.59%	1.00%	September 3, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438763. Member loan 438763 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,344 / month
Current employer:	Covidien	Debt-to-income ratio:	13.89%
Length of employment:	2 years 4 months	Location:	Altamonte Springs, FL

Home town:	South Bend
Current & past employers:	Covidien
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Trying to consolidate on my way to getting rid of credit cards

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$600.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 438794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438794	$1,675	$1,675	7.74%	1.00%	September 3, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438794. Member loan 438794 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Borders Group	Debt-to-income ratio:	4.68%
Length of employment:	7 years 2 months	Location:	Bakersfield, CA

Home town:	Bakersfield
Current & past employers:	Borders Group
Education:

This borrower member posted the following loan description, which has not been verified:

I can't make a dent on my balance on this card because it has a really high interest rate.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,927.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $2,927.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Borders Group? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I don't have a car payment, just 2 credit cards and I want this loan to pay off the one card that has a really high interest rate. My other debt is from my other credit card. My total monthly expenses are pretty low right now, but I know even if that changed, I would always make my payment on this loan promptly. It would only be $26 a paycheck, and that's totally doable. I'm the Training Supervisor for a Borders in California, full time. I do have a savings account and I did already agree to have my income verified.

Member Payment Dependent Notes Series 438804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438804	$5,200	$5,200	12.87%	1.00%	September 8, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438804. Member loan 438804 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	VAN BRUGGEN SIGNS	Debt-to-income ratio:	10.28%
Length of employment:	6 years	Location:	NEW LENOX, IL

Home town:	Orland Park
Current & past employers:	VAN BRUGGEN SIGNS, HAYDEN ELECTRIC
Education:	Moraine Valley Community College

This borrower member posted the following loan description, which has not been verified:

need money to get caught up and have something to have in case of emergency

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,564.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $5.2K requested loan. I have questions: 1. Current position and brief job description Van Bruggan Signs are ? 2. $4,833 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	sorry about that stuff this is my first time i have worked at my job for six years i am still there things just got a little slow they are picking back up now. as far as the income the $4,833 is my income my wife also works her money goes towards the car payment and her credit cards then what ever is left goes in the bank. my mortage is 1900 per month and with the money i will eliminate3 of my four credit cards so those bills will be no longer. Thank you for your help

Member Payment Dependent Notes Series 438882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438882	$2,500	$2,500	7.74%	1.00%	September 3, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438882. Member loan 438882 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Cunningham Chrysler	Debt-to-income ratio:	6.49%
Length of employment:	9 years 6 months	Location:	North East, PA

Home town:	Erie
Current & past employers:	Cunningham Chrysler, Dave Thornton
Education:	Vale Tech

This borrower member posted the following loan description, which has not been verified:

The loan would be used for car repairs.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	60
Revolving Credit Balance:	$967.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide a bit more information on what kind of car repairs are needed? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Cunningham Chrysler? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I need to replace the engine, I have a credit card, a car loan, but NO home equity loan, rough monthly expenses 2000.00? No savings account, have checked the box to verify income with lending club.

Member Payment Dependent Notes Series 438885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438885	$2,200	$2,200	11.48%	1.00%	September 8, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438885. Member loan 438885 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	NORCAL Mutual Insurance	Debt-to-income ratio:	14.55%
Length of employment:	2 years 5 months	Location:	Santa Rosa, CA

Home town:	Escondido
Current & past employers:	NORCAL Mutual Insurance, Comp USA
Education:	Kings College and Seminary

This borrower member posted the following loan description, which has not been verified:

I am helping my brother buy a used car from a private owner. He needs $2,200.00 dollars in order to buy this car now. I have been employed at the same job for over 2 years and make $40,000.00 a year.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,959.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Are you willing to take full responsibility for repaying this loan if your brother is unable to repay you? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for NORCAL Mutual Insurance? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes to question one. I have a car loan, school loans and two credit cards with a balance. One credit card will be paid off in October and the other next year since it has no interest. Rough estimate of monthly expenses 2,300. I bill our our policyholders for there deductible fees. I can verify my income.

Member Payment Dependent Notes Series 439131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439131	$7,000	$7,000	8.59%	1.00%	September 8, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439131. Member loan 439131 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,012 / month
Current employer:	PricewaterhouseCoopers	Debt-to-income ratio:	22.73%
Length of employment:	2 years	Location:	Aberdeen, NJ

Home town:
Current & past employers:	PricewaterhouseCoopers
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate a few credit cards into one monthly payment. 100% on time credit, simply moving money around to cut down on interest charges and consolidate debt to make it easier to manage and pay off.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,441.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $8,441.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for PricewaterhouseCoopers? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1. Yes, this loan will be used to completely pay off all outstanding credit card debt. I will be using some savings to pay the difference from this loan and what is shown on my credit report. 2. My other installment debt is primarily student loans. 3. My fixed monthly outflows are as follows: Student loans - $408 Rent - $630 Car - $130 Utilities - approx. $120 Phone - $80 Insurance - $92 Credit cards - approx. $444 a month Again - the main purpose of this loan is to consolidate the credit cards with approximate outflows of $444 a month (note - that is not the minimum - but what I normally pay on a monthly basis) to about $220 a month - to free up cash flow to increase savings (i.e. house and marriage are few years down the road - need to get organized and in financial shape to prevent becoming in further debt). 4. I am an accountant and perform audit functions for financial service clients. 5. Yes - I do have an emergency fund of approximately 4 months expenses. 6. Yes - I would be willing to verify my income - I have reached out to Lending Club to start the process.
Can you talk about how you accrued the $8k of debt? Thanks.	The $8k of debt was mostly accrued over the past 3 years related to moving costs from NJ to NY back to NJ. It was primarily broker fees (approx. $4k), furniture (approx. $2k), and other misc. items. (approx. $2k). I am trying to consolidate all of these items under one fixed payment to save money each month.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence.	I have reached out to Lending Club and am awaiting a response back. I did check the box on the applicaiton that I authorize them to validate my income.
Could you please verify your income with Lending Club? Also, what is the current rate on the cards?	When completing my application, I did click the box that Lending Club could verify my income. The cards range from 12.2% to 16%.

Member Payment Dependent Notes Series 439146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439146	$10,000	$10,000	7.74%	1.00%	September 8, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439146. Member loan 439146 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	9.11%
Length of employment:	20 years	Location:	bowie, MD

Home town:	camden
Current & past employers:	US Postal Service (USPS)
Education:	prince georges community college university of maryland

This borrower member posted the following loan description, which has not been verified:

we are looking to upgrade to a more compatible trailer on the chesapeake bay great location great for families great price just found one for sale by accident we have great credit and just found your site while online you seem to have great rates and that interested me

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89,252.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about your $89k of revolving debt? Thanks.	heloc which is no longer open have low rate and plenty of equity
Your credit history shows a revolving credit balance of 89,252. Is this accurate?	heloc which is no longer opened have low rate and plenty of equity

Member Payment Dependent Notes Series 439148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439148	$13,000	$13,000	11.83%	1.00%	September 8, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439148. Member loan 439148 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Organon Professional Services	Debt-to-income ratio:	4.17%
Length of employment:	3 years 3 months	Location:	Vallejo, CA

Home town:	Davis
Current & past employers:	Organon Professional Services
Education:	University of California-Davis (UC Davis), London School of Economics

This borrower member posted the following loan description, which has not been verified:

After purchasing my first home just under a year ago, I embarked on an ambitious plan of improvements. This project, along with preparations for a Master's degree (travel for interviews, application fees, tests, etc) have allowed me to rack up some credit card expenses that I would rather pay at a lower rate.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,731.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $13K requested loan. I have questions: 1. Current position and brief job description Oreganon Professional Services are ? 2. $9,583 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	RetiredUSMCInvestor: Thank you for your service to this great country of ours. I have provided answers below: 1) Senior Consultant - IT and strategic consulting in the pharmaceutical industry, primarily involves running a team of consultants and developers, working with executives on new business initiatives, etc. 2) 1 wage earner (me) 3) $2030, but working on a re-fi for a lower rate, will be $1750 4) $0 5) ~$3000
Please elaborate on the two delinquencies that are showing on your credit history. Thanks.	The first one was in college, I opened an Express store card and forgot about the payment (The statements were going to my home address). The second one was more recent: I bought a pair of Bose headphones from Amazon, went abroad for a month on business and again forgot to log on to pay the Amazon Store Card. I don't mean to get on a soapbox here, but I now use a personal finance site (i.e. Mint, Thrive) that aggregates this sort of data... it is very useful. I also made an intelligent decision to not open store cards any more.

Member Payment Dependent Notes Series 439205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439205	$1,800	$1,800	8.94%	1.00%	September 4, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439205. Member loan 439205 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	J. Alexanders	Debt-to-income ratio:	24.21%
Length of employment:	5 years 6 months	Location:	ORLANDO, FL

Home town:	Albuquerque
Current & past employers:	J. Alexanders, County Line Restaurant
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I am trying to purchase a Used Ford Broco to restore.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,900.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 439226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439226	$1,000	$1,000	11.14%	1.00%	September 8, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439226. Member loan 439226 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	n/a	Debt-to-income ratio:	11.64%
Length of employment:	3 years 6 months	Location:	Pittsburgh, PA

Home town:	Pitts
Current & past employers:	Kaplan
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

Dear Lending Club lenders, This is the 1st loan that I plan to take out to instill confidence in my ability to pay the loan, as well as any future loans that I may ask for in the future. Further, I may look to invest on LC as part of my portfolio building plan. My current income is $98,000 a year as a senior project manager at a glass building plant in PA, with an annual bonus of $15k. I don't really need this loan. I will most likely pay it off within 2 months to see how LC works. Once I gain familiarity with the structure of P2P lending/borrowing, I will then consider LC as a viable option as an investment/borrowing tool. I have excellent credit rating of 780, a DTI of less than 20%, and a history of personal credit that is well above the average American starting from 1993 on my Equifax PLUS report. Thank you.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,333.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 439227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439227	$13,000	$13,000	11.83%	1.00%	September 8, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439227. Member loan 439227 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Silgan White Cap Inc	Debt-to-income ratio:	11.87%
Length of employment:	2 years 6 months	Location:	Champaign, IL

Home town:	Bloomington
Current & past employers:	Silgan White Cap Inc, Plastipak Packaging, Mattoon High School, Mattoon Illinois
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, Thank you for taking the time to review my loan request. I am looking to use the majority of the money to consolidate credit card debt. The remaining about $1,500 would be used for some home improvements. I have a very steady job. I pay my bills on time. I currently can cover all my debts, but I want to consolidate to a single payment, save a little, and create an opportunity to better manage my finances Thank you again for taking the time to review my case. Sincerely, Randall S. VanKeuren

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	78
Revolving Credit Balance:	$10,915.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $13K requested loan. I have questions: 1. Current position and brief job description Sligan White Cap are ? 2. $4,667 reported income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	As a Quality Engineer I am responsible for supervising the Quality Lab and training quality personnel. I oversee the statistical data measurements and data distribution. I develop, test and implement continuous improvement projects as they relate to quality. Reported income is for one wage-earner. Rent is $620 a month, no car payment. Living expenses $1,800 to $2,000
I would like to help fund your loan, but have a few questions. I noticed that you entered Rent under Home Ownership, do you own another home you are planning to work on? Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,915.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Silgan White Cap Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I don't own any other home or property. I would be using this loan to comletely pay off all of my credit card debt. I do not have any other loans outstanding. I do have a direct deposit savings account I am willing to verify my income and will move forward in doing so. Your other questions about expenses and job duties I just answered from a separate inquiry, it is now posted with my application request.
Hello. I would like to help fund you loan. I'm curious as to why you will be spending $1500 in home improvements on a home that you do not own.	I want to put in a black top driveway. Currently we have a long poorly graveled driveway. I want a place for the kids to ride their bikes and roller blades. It will cut down on the mud in the house, and make it easier to shovel snow. Thank you for your interest.

Member Payment Dependent Notes Series 439301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439301	$6,400	$6,400	12.87%	1.00%	September 4, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439301. Member loan 439301 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	City of Colorado springs	Debt-to-income ratio:	9.90%
Length of employment:	7 years	Location:	Colorado Springs, CO

Home town:	Lenoir City
Current & past employers:	City of Colorado springs
Education:

This borrower member posted the following loan description, which has not been verified:

Lending club has been an asset for us. We are almost credit card free. We just need help with our last 2 cards.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,165.00	Public Records On File:	1
Revolving Line Utilization:	36.10%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $6.4K requested loan. I have questions: 1. Current position and brief job description City of Colorado Springs are ? 2. $10,417 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	I am an Emergency response tech better know as a 911 operator. Reported income 2 wage-earners, Mortgage $950 without taxes and insurance. No car payments. Living expenses alot.
Your efforts to become credit card debt-free are commendable, and I would like to help. Could you please talk about the public record on file from so long ago? Thanks!	It was my bankruptcy that was caused due to a divorce. It will be off my records in about 6 months.
Hi. I have a few questions for you. What do you do for the City of Colorado Springs? Also, please tell us about how Lending Club has helped you in the past? Thanks so much!	I am an emergency response tech better know as a 911 operator. My husband and I both had loans with LC and have already paid them off.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe the public record 106 months ago? Thank you.	We will verify with LC. My public record was my bankruptcy that occured almost 10 years ago due to my divorce.

Member Payment Dependent Notes Series 439407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439407	$4,575	$4,575	7.74%	1.00%	September 8, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439407. Member loan 439407 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	State of Hawaii Office of the Public Defender	Debt-to-income ratio:	17.94%
Length of employment:	12 years	Location:	Ewa Beach, HI

Home town:	Honolulu
Current & past employers:	State of Hawaii Office of the Public Defender
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

Hi, I'm looking for a debt consolidation type loan. I've been working as an attorney at the Office of the Public Defender in Hawaii for the past 12 years. I'm never late with payments and have never defaulted on any loan or credit card account. I'm married and my wife has been working for the same employer (medical billing) for the last 25 years. I'm looking for a loan to consolidate some credit card debt. My goal is debt-free in 5 years. By taking out a fixed-term loan with a fixed interest rate, I'm keeping the end in sight and I'm not at the mercy of the credit card companies changing my terms and interest rates at will before the legislation goes into effect. We own a home, but plan to sell within a year, so re-financing is not an option (and why should I pay another round of ridiculously over-priced closing costs?). Instead of making the banks rich and then having my taxes go to bail them out, I'd prefer to help out everyday people in this peer-to-peer network.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$112,055.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It looks like you owe over $30K. Can you please, provide a breakdown. Also, how does $4,500 help you overcome over $30K in debt?	The majority of the revolving credit is attributed to the home equity loan of $70,000. We have listed our price and anticipate selling within 2 months. That would eliminate the majority of the revolving credit. The rest of our debt is credit card debt (I believe that I have about $40,000). Because of our income level, we were never concerned about the amount of debt because we were always able to pay down any balances. We have come to the realization that we need to make a concerted effort now to be debt-free within 5 years, when our kids will graduate and be attending college. We have been paying down the balances, but much too slowly. Our plan is to sell the house, move in with our parents (both to save money and because they are elderly and need our assistance) and to use the money we're saving on the mortgage payments to aggressively pay down our debt. By our rough calculations, we can do this within 5 years or so if we remain disciplined. I had actually requested more than $4500, but that was the amount which the club approved me for. My plan right now is to take whatever I get, establish a good payment track record and then re-apply for additional funds when my net income increases after the house is sold. I was a little bit miffed about the low amount to tell you the truth. The last time I checked my Experian, I was at 768 (that may change because I just closed 3 credit card accounts with high limits but no balances, which will increase my debt to available credit ratio). I'm never late on payments and I've never defaulted on any credit card or loan. Did that answer your question?
Can you please talk about the $112k of revolving debt? Thanks.	The majority of the revolving debt is the $68 - 70,000 on the home equity loan. We have listed our house for sale and anticipate selling within the next two months, so that debt will be eliminated shortly. The rest of the balance would be credit card debt. We allowed our credit card balances to grow because we were never worried about paying them off. It wasn't for day-to-day stuff, mainly what would be considered luxuries, I guess. Income was never a problem, so we weren't worried about making the payments (my wife's income was not included in this application). Generally we had a pattern of allowing a balance to get high and then paying it off. We've come to the realization that we need to pay off all our debt and have made a plan to be debt-free within 5 years (when our kids graduate high school and go on to college). After the home sale, we will be moving out to town both for convenience (we live about 45-1 hour drive in traffic from town), to save money and to assist our parents. Both sets of parents are elderly and live in town. We will be living with my in-laws and will not have a rent or mortgage payment. With the savings we plan to aggressively pay down all of our outstanding credit card debt, hence the 5-year plan. I had actually requested more than $4500, but this was the amount I was given. The advantage of the club loan is that is has a set term, which will allow me to more accurately plan a payoff and the lower interest rate. I figure that I can get this amount now, establish a track records of payment and then request more later when my net income increases. I was a little miffed at the low amount, my last Experian credit score was 768 and I'm never late on payments and have never defaulted on any credit cards or loans, but I guess this will allow me to try out the club's services. I hope this answered your question.
Can you tell us about the revolving credit balance of over $112K?	The majority of the revolving debt is the $68 - 70,000 on the home equity loan. We have listed our house for sale and anticipate selling within the next two months, so that debt will be eliminated shortly. The rest of the balance would be credit card debt. We allowed our credit card balances to grow because we were never worried about paying them off. It wasn't for day-to-day stuff, mainly what would be considered luxuries, I guess. Income was never a problem, so we weren't worried about making the payments (my wife's income was not included in this application). Generally we had a pattern of allowing a balance to get high and then paying it off. We've come to the realization that we need to pay off all our debt and have made a plan to be debt-free within 5 years (when our kids graduate high school and go on to college). After the home sale, we will be moving out to town both for convenience (we live about 45-1 hour drive in traffic from town), to save money and to assist our parents. Both sets of parents are elderly and live in town. We will be living with my in-laws and will not have a rent or mortgage payment. With the savings we plan to aggressively pay down all of our outstanding credit card debt, hence the 5-year plan. I had actually requested more than $4500, but this was the amount I was given. The advantage of the club loan is that is has a set term, which will allow me to more accurately plan a payoff and the lower interest rate. I figure that I can get this amount now, establish a track records of payment and then request more later when my net income increases. I was a little miffed at the low amount, my last Experian credit score was 768 and I'm never late on payments and have never defaulted on any credit cards or loans, but I guess this will allow me to try out the club's services. I hope this answered your question.
please verify your income with lendingclub thanks and good luck with your loan	I thought I had provided all the information which had been requested. I didn't realize that I needed additional income verification. I did give permission to verify my income. I'll check with the club today and do whatever I need to do. Thanks!

Member Payment Dependent Notes Series 439410

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439410	$4,200	$4,200	11.48%	1.00%	September 8, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439410. Member loan 439410 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	Centers for Disease Control and Prevention (CDC)	Debt-to-income ratio:	18.06%
Length of employment:	n/a	Location:	Albuquerque, NM

Home town:	Los Alamos
Current & past employers:	Centers for Disease Control and Prevention (CDC), Sandiagos Mexican Grill, New Mexico State University, AmeriCorps, Fred Hutchinson Cancer Research Center
Education:	New Mexico State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Hello all, We are currently relocating from NM to GA to begin new jobs. My fiance and I both make a good living, pay our bills on time, and believe in fiscal responsibility. We are young, college educated professionals who are relocating at the beginning of October and are looking to have a little bit of a cushion during the move. We have saved our money up until this point, however the expenses associated with our move have proven to be more than what we had originally thought. Our annual income is almost 100K before taxes, our monthly rent in GA will be 1,000 dollars, with 1 car lease and small credit card bills being our only other debts. Thank you

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	20
Revolving Credit Balance:	$3,522.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion your $4.2K loan. I have questions: 1. Position and brief job description CDC Atlanta GA are ? 2. $4,042 income 1 wage-earner? Or 2 wage-earners? 3. Total car payments per month are $_____? 4. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 4 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	I am beginning a new position with the CDC, I will be a public health prevention specialist. My start date is 10/13/09, so i do not have a pay stub as of yet. I have other forms of income verification that i can send if needed, i was a graduate assistant for the past two years, and am currently working at a restaurant until moving to GA in October. The figure of 4,042 is for a 1 wage earner, however my fiance earns $52 k per year as a corporate manager for a national retailer. Total monthly expenses will be between 1,300 and 1,600 on my end, including credit card payments, car note, insurance, rent, renters insurance, student loan repayment, cell phone, utilities, and food and gas. Thank You
Hello! I'm a New Mexican, too. Not too many of us out there, especially those of us that manage to leave, so I'm helping with your loan. I recommend verifying your income with LendingClub (if you aren't already in the process) to encourage other investors to get onboard with funding your loan. Good luck with your new job!	Thank you very much! I will do so!

Member Payment Dependent Notes Series 439482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439482	$9,000	$9,000	12.18%	1.00%	September 8, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439482. Member loan 439482 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,082 / month
Current employer:	Department of Interior (DOI)	Debt-to-income ratio:	19.77%
Length of employment:	1 year 3 months	Location:	Herndon, VA

Home town:
Current & past employers:	Department of Interior (DOI)
Education:	George Mason University

This borrower member posted the following loan description, which has not been verified:

I have never been late repaying a debt. We had an unexpected pregnancy in graduate school and our student health insurance policy through AIG refused to cover any pregnancy costs. As a result, we racked up considerable credit card debt. I finished graduate school and for the past year have had a very stable government job. The government is repaying my student loans and I am in the process of repaying our credit card debt. The credit card rate on one of our cards is very high and I am hoping to get a better rate through this site.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,781.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion your $9K loan. I have questions: 1. Position and brief job description U S DEp't Interior are ? 2. $5,082 income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	Please see my other response for most of these questions. For the others... $5,082 is my current wage and does not include any earnings by wife. Our plan is I will use my salary and future increases to pay off our debt while she uses her income to have a home payment ready once we are debt free. My income and employment were just verified by Lending Club this afternoon so that status should change soon...
I am interested in funding part of your loan. A couple of questions: 1) What have you done to change your credit card usage in light of your current situation? 2) What are your monthly living expenses? 3) Your revolving credit balance is showing as $40,781.00. Since your loan request is for 9,000., what are your plans for paying off the remainder of the balance? Thank you.	1) We never carried a balance on our credit cards before and the only reason we have a balance now is because our student health insurance through AIG refused to cover any pregnancy costs. We have been actively lowering our total debt every month since I started working full-time. 2/3) Nearly two years ago we drastically cut our monthly living expenses to afford our child. I sold my car and walk to work, we sold our television, discontinued cable, and rent a small apartment. I am only asking for $9000 because the rest of our debt has an interest rate of less than 10% which is lower than what I can get here. I have a financial plan for repaying our debt even assuming a worst case scenario of no increase in salary.

Member Payment Dependent Notes Series 439604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439604	$2,400	$2,400	7.74%	1.00%	September 8, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439604. Member loan 439604 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,514 / month
Current employer:	USD 383 School District	Debt-to-income ratio:	11.47%
Length of employment:	15 years 1 month	Location:	Manhattan, KS

Home town:	Oklahoma City
Current & past employers:	USD 383 School District
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

My husband, in an effort to find a more profitable career, has decided to return to school to complete a welding certificate. We need to purchase some equipment and tools for his schooling. In addition, he must cut his current work hours back to part-time. In 9 months he will have a completed certificate and can potentially make more than three times what he is currently making without any formal post-secondary education. Thank you for considering helping our family!

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,852.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please expand on the entry concerning your housing. The Lending Club shows n/a on "Home Ownership". Do you own or rent a home/apartment?	My husband and I own our home. I have owned a home since 2000.

Prospectus Supplement (Sales Report) No. 6 dated September 8, 2009